UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

SCHEDULE 14A

(Rule 14a-101)

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE

SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☒	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to or Rule 14a-12

Farmers & Merchants Bancorp

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

October 11, 2024

Dear Fellow Stockholder:

I invite you to attend a Special Meeting (the “Special Meeting” or “Meeting”) of Stockholders of the Company. The Meeting will be held at 4:00 P.M., Pacific Time, on November 25, 2024 by means of remote communication (commonly referred to as a “virtual” meeting). You will find information in the enclosed proxy statement on how to attend the Special Meeting. The Board of Directors has determined that the Special Meeting will be held over the web in a virtual meeting format only. You will not be able to attend the Special Meeting in person.

The purpose of the Special Meeting is to approve the adoption of a new 2025 Restricted Stock Retirement Plan, which is intended to replace the existing nonqualified Executive Retirement Plan and nonqualified Senior Management Retention Plan (collectively, the “Nonqualified Retirement Plans”), both of which will be frozen and terminated if the new 2025 Restricted Stock Retirement Plan is approved by the Stockholders. The Special Meeting is being held before the end of the 2024 calendar year to ensure an orderly transition to the proposed new 2025 Restricted Stock Retirement Plan and continuity of the existing compensation benefits to key staff. The new 2025 Restricted Stock Retirement Plan would go into effect next year.

The Nonqualified Retirement Plans (each, as described in the Compensation Discussion and Analysis below) have allowed us to attract and retain highly qualified senior managers, who have helped the Company grow significantly. However, these plans have become more complicated and cumbersome to manage and are out of step with current market practice, making it more challenging for us to attract and retain talent compared with other companies offering more modern, market-standard executive compensation packages. For this reason, we have decided to terminate all components of the Nonqualified Retirement Plans and to adopt the new 2025 Restricted Stock Retirement Plan for existing key employees and future hires, subject to receipt of stockholder approval at the Special Meeting. The new 2025 Restricted Stock Retirement Plan will replace the current Nonqualified Retirement Plans and is not expected to materially increase the annual costs to the Company. The new 2025 Restricted Stock Retirement Plan will also align us more closely with the compensation programs offered by our competitors. This change puts us in the best position going forward to continue attracting and cultivating the excellent senior management talent that has been a key to our success in recent years. A copy of the new 2025 Restricted Stock Retirement Plan is attached to the enclosed proxy statement as Annex A.

Your vote is important, regardless of the number of shares you hold. We will begin mailing proxy statements on or about October 25, 2024.

Even if you do not plan to attend the Special Meeting, please read the enclosed proxy statement and vote your shares as promptly as possible by mail, telephone or the internet. Voting promptly will save the Company additional expense in soliciting proxies and will ensure that your shares are represented at the Meeting. Also, please retain a copy of your proxy card, since you will need information on the proxy card to access the virtual meeting.

Our Board and management are committed to the success of the Company which in turn allows us to support all stakeholders in a balanced manner, including our stockholders, clients, associates, and the communities we serve. Thank you for your continued confidence and support.

Sincerely,

Kent A. Steinwert

Chairman, President, and Chief Executive Officer

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

October 11, 2024

NOTICE	is hereby given that a Special Meeting of Stockholders of Farmers & Merchants Bancorp will be held:

DATE	November 25, 2024

TIME	4:00 p.m. Pacific Time

LOCATION (VIRTUAL)	This Special Meeting will be conducted solely online via live webcast. There is no physical location for the Special Meeting. You will be able to attend the Special Meeting online, and vote your shares by mail, telephone, or the internet. You will be able to submit your questions during the meeting by logging into www.meetnow.global/MZYYJ5R. Additionally, you will need to enter the 15 digit control number that is printed in the shaded bar on the front of your proxy card.

ITEMS OF BUSINESS

No.	Proposal
1.	Approve a proposal to approve the Farmers & Merchants Bancorp 2025 Restricted Stock Retirement Plan (the “Plan Proposal”).
2.	Approve a proposal for the adjournment of the Special Meeting to solicit additional proxies, if there are insufficient shares of the Company’s voting common stock represented at the Special Meeting to approve the foregoing proposal (the “Adjournment Proposal”).

RECORD DATE	Holders of record of the Company’s voting common stock at the close of business on October 2, 2024 (the “Record Date”) will be entitled to vote at the Meeting or any adjournment or postponement of the Meeting.

AVAILABLE MATERIALS	The Company’s proxy statement is also available on the internet at www.fmbonline.com.

PROXY VOTING	It is important that your shares be represented and voted at the Special Meeting. You can vote your shares by completing the enclosed proxy card and returning it by mail. Registered stockholders, that is, stockholders who hold stock in their own names, can also vote their shares by telephone or via the internet. If your shares are held through a bank, broker or other nominee, check your proxy card to see if you can also vote by telephone or the internet. Regardless of the number of shares you own, your vote is very important. Please vote today.

MEETING ADMISSION	If you are a registered stockholder (i.e., you hold your shares through our transfer agent, Computershare), you do not need to register to attend the virtual Special Meeting. Please follow the instructions on the notice or on the proxy card that you received. If you hold your shares through an intermediary, such as a bank or broker, you must register in advance to attend the virtual Special Meeting.

To register to attend the virtual Special Meeting you must submit proof of your proxy power (legal proxy) reflecting your Farmers & Merchants Bancorp holdings along with your name and email address to Computershare. Requests for registration must be labeled as “Legal Proxy” and be received no later than 5:00 p.m., Eastern Time, or 2:00 p.m., Pacific Time, on November 21, 2024. You will receive a confirmation of your registration by email after we receive your registration materials.

Requests for registration should be directed to the following:

Email:

Forward the email from your broker granting you a Legal Proxy, or attach an image of your legal proxy to legalproxy@computershare.com.

Mail:

Computershare
Farmers & Merchants Bancorp Legal Proxy
P.O. Box 43001
Providence, RI 02940-3001

The virtual meeting platform is fully supported across browsers (Internet Explorer, Firefox, Chrome and Safari) and devices (desktops, laptops, tablets and cell phones) running the most up-to-date version of applicable software and plug-ins. Participants should ensure that they have a strong Wi-Fi connection wherever they intend to participate in the meeting. We encourage you to access the meeting prior to the start time. A link on the meeting page will provide further assistance should you need it.

Please complete, sign and date, as promptly as possible, the enclosed proxy and immediately return it in the envelope provided for your use. This is important whether or not you plan to join the virtual Special Meeting. The giving of such proxy will not affect your right to revoke such proxy or to vote online, should you join the virtual Special Meeting. Please retain a copy of your proxy card since you will need information on the card to access the virtual meeting.

October 11, 2024

BY ORDER OF THE BOARD OF DIRECTORS
/s/ Bart R. Olson
Bart R. Olson
Corporate Secretary

PROXY STATEMENT FOR THE SPECIAL MEETING OF STOCKHOLDERS TO BE HELD ON NOVEMBER 25, 2024

General Information

The Board of Directors (the “Board of Directors” or “Board”) is providing you with these proxy materials in connection with its solicitation of proxies to be voted at a Special Meeting of Stockholders (the “Special Meeting”) to be held virtually on November 25, 2024, at 4:00 p.m., Pacific Time. In this Proxy Statement, Farmers & Merchants Bancorp may also be referred to as “we,” “our” or “the Company.” The Notice of Special Meeting, Proxy Statement, and a proxy or voting instruction card (the “Proxy Card”) are being mailed starting on or about October 25, 2024.

Items of Business

The Board is asking you to vote on the following items at the Special Meeting:

No.	Proposal
1.	Approve a proposal to approve the Farmers & Merchants Bancorp 2025 Restricted Stock Retirement Plan (the “Plan Proposal”).
2.	Approve a proposal for the adjournment of the Special Meeting to solicit additional proxies, if there are insufficient shares of the Company’s voting common stock represented at the Special Meeting to approve the foregoing proposal (the “Adjournment Proposal”).

Who Can Vote

Only stockholders of record at the close of business on October 2, 2024 (the “Record Date”), will be entitled to vote online at the virtual meeting or by proxy. On the Record Date, there were 737,987 shares of common stock outstanding and entitled to vote. Holders of common stock of the Company are entitled to one vote for each share held.

Notice and Access (Electronic Proxy)

Farmers & Merchants Bancorp offers electronic access in lieu of mail delivery of this Proxy Statement. Should you want to elect not to receive a paper copy of this Proxy Statement, please sign up at www.envisionreports.com/FMCB. You may rescind electronic access at any time.

If you make this election, shortly before the Meeting you will receive a proxy card, along with voting instructions and the web address where you can access that year’s annual report and the proxy statement.

If you have any questions regarding electronic access, please call Jehna Silva, VP Stockholders Relations, at (209) 367-2348.

Number of Shares Required to be Present to Hold the Meeting

A majority of the shares entitled to vote, represented either online during the virtual meeting or by properly executed proxies, will constitute a quorum at the virtual meeting. Abstentions will be included in the determination of the number of shares present and voting for purposes of determining the presence of a quorum. “Broker non-votes” will not be counted towards the quorum requirement. A broker “non-vote” occurs when your broker submits a proxy for the meeting with respect to “routine” matters but does not vote on “non-routine” matters because you did not provide voting instructions on these matters. These un-voted shares with respect to the “non-routine” matters are counted as “broker non-votes”. The only proposals for consideration at the Special Meeting would not be considered “routine” for this purpose; therefore, no “broker non-votes” can occur at the Special Meeting.

If a quorum is not present at the scheduled time of the Special Meeting, the Special Meeting shall adjourn to another date, place or time until a quorum of a majority of the shares of voting common stock entitled to vote may be represented either online during the virtual meeting or by proxy. The time and place of the adjourned Special Meeting will be announced at the time the adjournment is taken. An adjournment will have no effect on the business that may be conducted at the Special Meeting.

Voting of Proxies

The shares represented by all properly executed proxies received in time for the virtual meeting will be voted in accordance with the stockholders’ choices specified therein.

Voting Requirements

The vote required to approve each proposal is as follows:

1.	Approval of the proposal to approve the Farmers & Merchants Bancorp 2025 Restricted Stock Retirement Plan (the “Plan Proposal”) will require the affirmative vote of a majority of the shares of common stock represented (in person or by proxy) and entitled to vote at the Special Meeting.

2.	Approval of the proposal for the adjournment of the Special Meeting to solicit additional proxies, if there are insufficient shares of the Company’s voting common stock represented at the Special Meeting to approve the Plan Proposal (the “Adjournment Proposal”) will require the affirmative vote of a majority of the shares of common stock represented (in person or by proxy) and entitled to vote at the Special Meeting.

“Broker non-votes” will not have any effect on the outcome of either the Plan Proposal or the Adjournment Proposal. An abstention will have the same effect as a vote “Against” the Plan Proposal or the Adjournment Proposal.

How to Vote Your Shares

1.	You can vote your proxy by mail. If you properly complete, sign and return the proxy card, it will be voted in accordance with your instructions.

2.	You can vote your proxy by telephone. If you are a registered stockholder, that is, if your shares are held in your own name, you can vote by telephone by following the instructions included on the proxy card. If you vote by telephone, you do not have to mail in your proxy card. If your shares are held through a bank, broker or other nominee, check your proxy card to see if you can vote by telephone.

3.	You can vote your proxy via the internet. If you are a registered stockholder, you can vote via the internet by following the instructions included on the proxy card. If your shares are held through a bank, broker or other nominee, check your proxy card to see if you can also vote via the internet.

4.	You can vote online during the Special Meeting. If you are a registered stockholder, you can vote online during the meeting. If your shares of common stock are held through a bank, broker or other nominee and you wish to vote your shares of common stock online during the Special Meeting, you will need to obtain a legal proxy from the holder of your shares of common stock indicating that you were the beneficial owner of those shares of common stock on the Record Date for the Special Meeting, and that you are authorized to vote such shares of common stock. You are encouraged to vote by proxy prior to the Special Meeting even if you plan to attend the Special Meeting.

Revoking Your Proxy

If you are a registered stockholder, you can revoke your proxy and change your vote at any time before the polls close at the Special Meeting by:

▪	submitting another proxy with a later date;

▪	giving written notice of the revocation of your proxy to the Company’s Corporate Secretary prior to the Meeting; or

▪	voting during the Special Meeting. (Your proxy will not be automatically revoked by your attendance at the Special Meeting; you must actually vote during the Special Meeting to revoke a prior proxy.)

If your shares are held in street name, you should follow the instructions provided by your bank, broker or other holder of record to be able to participate in the Special Meeting.

Proxy Solicitation Costs

The enclosed proxy is solicited on behalf of the Company’s Board of Directors. The Company will pay the cost of soliciting proxies in the accompanying form. The Company’s officers, who will not be paid any additional compensation for such solicitation, may solicit proxies by mail, telephone, or fax. Upon request, the Company will reimburse brokers, dealers, banks and trustees, or their nominees, for reasonable expenses incurred by them in forwarding proxy material to beneficial owners of the Company’s shares of common stock.

Inspector of Election

The Board of Directors has appointed an officer of Farmers & Merchants Bank of Central California (the “Bank”) to act as Inspector of Election at the Special Meeting and Computershare to tabulate the votes cast.

Voting Results of the Meeting

We will announce preliminary voting results at the Special Meeting and subsequently publish the results of the votes, as well as a brief description of each matter voted upon, in a Current Report on Form 8-K to be filed with the Securities and Exchange Commission (the “SEC”) within four business days after the date of the Special Meeting (on or before November 29, 2024). You may view this Current Report on Form 8-K, when available, on the Internet through the SEC’s website at www.sec.gov or through our website at www.fmbonline.com.

Multiple Proxy Cards

If you receive multiple Proxy Cards, your shares are probably registered differently or are in more than one account. Vote all Proxy Cards received to ensure that all your shares are voted. Unless you need multiple accounts for specific purposes, we recommend that you consolidate as many of your accounts as possible under the same name and address.- If the shares are registered in your name, contact our transfer agent, Computershare, (800)736-3001; otherwise, contact your bank, broker or other nominee.

Board of Directors Voting Recommendations

The voting recommendations from the Board of Directors are as follows:

No.	Proposal	Board Recommendation
1.	Proposal to approve the Farmers & Merchants Bancorp 2025 Restricted Stock Retirement Plan (the “Plan Proposal”).	FOR

2.	Proposal for the adjournment of the Special Meeting to solicit additional proxies, if there are insufficient shares of the Company’s voting common stock represented at the Special Meeting to approve the foregoing proposal (the “Adjournment Proposal”).	FOR

SPECIAL MEETING BUSINESS MATTERS

PROPOSAL NO. 1—APPROVAL OF THE FARMERS & MERCHANTS BANCORP 2025 Restricted Stock retirement Plan

The Board of Directors recommends a vote “FOR” this proposal.

General Background

On October 11, 2024, the Board, at the recommendation of the Personnel Committee, passed resolutions to, among other things, approve the termination of each of the Performance Component, the Retention Component, the Salary Component, and the Equity Component of the Executive Retirement Plan (the components, both active and inactive, which are described in the Compensation Discussion and Analysis and related compensation tables herein), and the Senior Management Retention Plan (collectively, the “Nonqualified Retirement Plans”). Pursuant to regulations promulgated by the Department of Treasury, the Board’s resolutions provide that each participant’s account balance under the Nonqualified Retirement Plans will be liquidated and paid out to each participant at a time to be determined by the Board and Personnel Committee but will occur sometime between the 12-month anniversary of the termination of the Nonqualified Retirement Plans and the 24-month anniversary of the termination thereof. Because the accrued liabilities of the Nonqualified Retirement Plans are currently funded by assets held in related grantor trusts, the termination and liquidation of the Nonqualified Retirement Plans are not expected to have a material accounting impact on the Company’s income statement or balance sheet.

The termination of the Nonqualified Retirement Plans is subject to the approval of the Company’s 2025 Restricted Stock Retirement Plan (the “2025 Plan”). To facilitate the continued recruitment and retention of top talent for the Company, and to replace the quarterly Company contributions to the Nonqualified Retirement Plans, the Company’s stockholders are being asked to approve the 2025 Plan and to authorize a number of shares of common stock for issuance thereunder over the course of its term, as described below. The following description of the principal terms of the 2025 Plan is a summary and is qualified in its entirety by the full text of the 2025 Plan, which is attached hereto as Annex A. This summary does not purport to be a complete description of all the provisions of the 2025 Plan.

Purpose of the 2025 Plan

The primary purpose of the 2025 Plan is to provide a means whereby eligible employees, officers and non-employee directors develop a sense of proprietorship and personal involvement in the development and financial success of the Company and to encourage them to devote their best efforts to the business of the Company, thereby advancing the interests of the Company and its stockholders. The Company, by means of the 2025 Plan, seeks to retain the services of such eligible persons and to provide incentives for such persons to exert maximum efforts for the success of the Company and its subsidiaries. In the event that the 2025 Plan is not adopted, the Company may have considerable difficulty in attracting and retaining qualified personnel, officers and directors and may find it necessary to make quarterly or other periodic contributions in cash rather than common stock to maintain their services. The 2025 Plan is not expected to materially increase the annual costs to the Company as compared with the costs of maintaining the Nonqualified Retirement Plans.

Description of the 2025 Plan

The 2025 Plan was adopted by our Board on October 2, 2024. Subject to the approval of the stockholders, the 2025 Plan will become effective on November 29, 2024. No awards may be, and no awards have been, granted under the 2025 Plan until it becomes effective. If approved, as recommended by the Board, the Company expects to make the first grants under the 2025 Plan in early 2025.

Stock Awards. The 2025 Plan provides for the grant of restricted stock awards. Restricted stock awards may only be granted to our employees, officers and non-employee directors and the employees of our subsidiaries and affiliates.

Share Reserve. The aggregate number of shares of our common stock that may be issued pursuant to stock awards under the 2025 Plan over the course of the term of the 2025 Plan will not exceed the sum of (x) 80,000 shares, plus (y) an annual increase in an amount equal to (a) two and one-half percent (2.5%) of the outstanding shares on the last day of the immediately preceding fiscal year or (b) such lesser amount (including zero) that the Personnel Committee determines for purposes of the annual increase for that fiscal year.

If shares of restricted stock issued under the 2025 Plan are forfeited by the participant or repurchased by the Company, then such shares shall again become available for awards under the 2025 Plan. Any shares withheld to satisfy the tax withholding obligation pursuant to any award shall again become available for awards under the 2025 Plan. Shares issued under the 2025 Plan shall be authorized but unissued shares or treasury shares.

Limit on Grants to Outside Directors. The fair market value of any awards granted under the 2025 Plan to an outside director as compensation for services as an outside director during any calendar year (other than the calendar year in which an outside director commences service on our Board of Directors) may not exceed $450,000 on the date of grant, provided that any award granted to an outside director in lieu of annual retainer payments and/or meeting fees will be excluded from such limit. Additionally, an outside director may elect to receive his or her annual retainer payments in the form of cash, restricted stock, or a combination thereof, if authorized by our Board of Directors.

Administration. The 2025 Plan will be administered by the Personnel Committee. Subject to the limitations set forth in the 2025 Plan, the Personnel Committee will have the authority to determine, among other things, to whom awards will be granted, the number of shares subject to awards and the rate at which the awards may vest or be earned, including any performance criteria to which vesting may be subject. The Personnel Committee also will have the authority to determine the consideration and methodology of payment for awards.

Cancellation and Re-Grant of Stock Awards. The Personnel Committee will have the authority to amend outstanding awards under the 2025 Plan, subject to the terms of the 2025 Plan and the consent of any adversely affected participant.

Restricted Stock Awards. The terms of any awards of restricted stock under the 2025 Plan will be set forth in a restricted stock agreement to be entered into between the Company and the participant. The Personnel Committee will determine the terms and conditions of the restricted stock agreements, which need not be identical. A restricted stock award may be subject to vesting requirements or transfer restrictions or both. Shares of restricted stock may be issued for such consideration as the Personnel Committee may determine, including cash, cash equivalents, past services and future services. Award recipients who are granted shares of restricted stock generally have all of the rights of a stockholder with respect to those shares, provided that, at the discretion of the Personnel Committee, dividends and other distributions with respect to unvested shares of restricted stock may be credited and paid in respect of unvested shares, but only if such underlying shares vest.

Changes to Capital Structure. In the event of a recapitalization, stock split, or similar capital transaction, the Personnel Committee will make appropriate and equitable adjustments to the number of shares reserved for issuance under the 2025 Plan and the number of shares subject to outstanding awards.

Transactions. If we are involved in a merger or other reorganization, outstanding awards will be subject to the agreement of merger or reorganization. Subject to compliance with applicable tax laws, such agreement will provide for (1) the continuation of the outstanding awards by us, if we are a surviving corporation, (2) the assumption or substitution of the outstanding awards by the surviving corporation or its parent or subsidiary, and/or (3) cash or equity and settlement of the outstanding awards followed by their cancellation. In the event of a change in control of the Company, all outstanding awards will become fully vested. For this purpose, “change in control” is defined as one of the following events: (i) individuals who were members of the Board of Directors immediately prior to a meeting of the stockholders that involves a contest for the election of directors do not constitute a majority of the Board of Directors following such election or meeting; (ii) an acquisition, directly or indirectly, of more than thirty percent (30%) of the outstanding shares of any class of voting securities of the Company by any person; (iii) a merger, consolidation or sale of all, or substantially all, of the assets of the Company, wherein the stockholders of the Company immediately before such transaction shall own of record equity securities of the Company or an acquiring entity or parent entity thereof possessing less than seventy percent (70%) of the voting power of any class of voting shares of the Company or such acquiring entity or parent entity thereof; or (iv) there is a change, during any period of one (1) year, of a majority of the Board of Directors as constituted as of the beginning of the period, unless the election of each director who is not a director at the beginning of such period was approved by a vote of at least a majority of the directors then in office who were directors at the beginning of such period.

Transferability. Unless the Personnel Committee provides otherwise, no award granted under the 2025 Plan may be transferred in any manner (prior to the vesting and lapse of any and all restrictions applicable to shares issued under such award), except by will, the laws of descent and distribution, or pursuant to a domestic relations order.

Amendment and Termination. Our Board of Directors will have the authority to amend, suspend, or terminate the 2025 Plan, provided that such action does not materially impair the existing rights of any participant without such participant’s written consent.

Material Federal Income Tax Considerations

THE FOLLOWING IS A BRIEF SUMMARY OF THE EFFECT OF FEDERAL INCOME TAXATION UPON THE PARTICIPANTS AND THE COMPANY WITH RESPECT TO AN AWARD OF RESTRICTED STOCK OF THE COMPANY UNDER THE 2025 PLAN. THIS SUMMARY DOES NOT PURPORT TO BE COMPLETE AND DOES NOT ADDRESS THE FEDERAL INCOME TAX CONSEQUENCES TO TAXPAYERS WITH SPECIAL TAX STATUS. IN ADDITION, THIS SUMMARY DOES NOT DISCUSS THE PROVISIONS OF THE INCOME TAX LAWS OF ANY MUNICIPALITY, STATE OR FOREIGN COUNTRY IN WHICH THE PARTICIPANT MAY RESIDE, AND DOES NOT DISCUSS ESTATE, GIFT OR OTHER TAX CONSEQUENCES OTHER THAN INCOME TAX CONSEQUENCES.

Initial Grant of Shares. The income tax treatment of the award of shares of restricted stock from the Company depends on whether the shares are vested. The award of unvested shares will not be taxable at the time of grant, and the Company obtains no tax deduction. For any shares that are vested at the time of grant, the fair market value of the shares on the date of grant will be taxed to the participant as ordinary income. The fair market value of the shares will also be considered “wages” for purposes of FICA taxes. The Company will be entitled to a deduction in the same amount as the ordinary income recognized by the participant. The participant will be obligated to make arrangements with the Company to satisfy the participant’s tax withholding obligations that will arise at the time of grant.

Subsequent Vesting of Shares. For any shares that were unvested at the time of grant, the participant will recognize taxable income at the time of vesting. The amount that will be taxed to the participant as ordinary income will be equal to the fair market value of the shares at the time the shares vest. The Company will be entitled to a deduction in the same amount as the ordinary income recognized by the participant from the vesting event. The participant will be obligated to make arrangements with the Company to satisfy the participant’s tax withholding obligations that will arise at the same time as the vesting event.

Sales of Shares. In general, the participant’s tax basis in the shares is equal to the fair market value of such shares on the date that the shares were first subject to ordinary income tax, whether that was the date of grant or the date of vesting. Upon a subsequent sale of any such shares in a taxable transaction, the participant will realize capital gain or loss (long-term or short-term, depending on whether the shares were held for the required holding period before the sale) in an amount equal to the difference between his or her basis in the shares and the sale price. The holding period for shares that are initially unvested will not commence until the shares vest.

If the shares are held for more than one year, the maximum tax rate on the gain may be up to twenty percent (20%) to the extent that a taxpayer’s income exceeds certain thresholds. Higher income taxpayers may also be subject to a Medicare tax of 3.8% on some or all of their investment income, including capital gain income, if their income (both earned and investment) exceeds certain threshold amounts. Because the rules are complex and can vary in individual circumstances, each participant should consider consulting his or her own tax advisor.

Certain Required Disclosures

New Plan Benefits. The Personnel Committee has not made any determination with respect to future awards under the 2025 Plan, and awards and the terms of any stock awards under the 2025 Plan for any future year is not determinable. Therefore, there is nothing to report on the table otherwise required under Item 10 of Schedule 14A of the proxy regulations promulgated by the SEC.

Equity Compensation Arrangements. Because the Company has not granted equity compensation under an equity compensation plan, there is nothing to report on the table otherwise required under Item 201(d) of Regulation S-K of the SEC.

Required Vote

Approval of the Plan Proposal will require the affirmative vote of a majority of the shares of common stock represented (in person or by proxy) and entitled to vote at the Special Meeting.

PROPOSAL NO. 2—APPROVAL OF THE ADJOURNMENT PROPOSAL

The Board of Directors recommends a vote “FOR” this proposal.

Adjournment of the Special Meeting

In the event that the number of shares of common stock present in person or represented by proxy at the Special Meeting and voting “FOR” the approval of Proposal 1 is insufficient to approve Proposal 1, the Company may move to adjourn the Special Meeting in order to enable the Board to solicit additional proxies in favor of the approval of Proposal 1. In that event, the Company may ask stockholders to vote only upon the Adjournment Proposal and not on any other proposal discussed in this proxy statement. If a new record date for the adjourned meeting is fixed, or the adjournment is for more than thirty (30) days from the date set for the original meeting, a notice of the adjourned meeting will be given to each stockholder of record entitled to vote at the meeting.

Required Vote

If a quorum is present, approval of the Adjournment Proposal requires the affirmative vote of a majority of the shares of our common stock represented (in person or by proxy) and entitled to vote at the Special Meeting.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

To the knowledge of the Company, as of the Record Date, no person or entity was the beneficial owner of more than five percent (5%) of the outstanding shares of the Company’s common stock, except as set forth in the following tables.

For the purpose of this disclosure and the disclosure of shares owned by management, shares are considered to be “beneficially” owned if the person has or shares the power to vote or direct the voting of the shares, the power to dispose of or direct the disposition of the shares, or the right to acquire beneficial ownership (as so defined) within 60 days of the Record Date.

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class

Common Stock	The Sheila M. Wishek Living Trust(1) 111 West Pine Street Lodi, CA 95240	39,850	5.40%

Common Stock	DAC/JAC Trust and Cortopassi Partners 11292 N. Alpine Road Stockton, CA 95212	37,155	5.03%

(1) Mail should be sent to this individual at the Company’s address marked “c/o Shareholders Relations.”

The following table shows, as of the Record Date, the number of common shares and the percentage of the total shares of common stock of the Company beneficially owned by each of the current directors, by each of the Named Executive Officers (as defined below) and by all directors and Named Executive Officers of the Company and of the Bank as a group. Unless otherwise indicated, all shares of common stock held by each individual named in the table below are held by the trustee (the “Trustee”) of the Farmers & Merchants Bank of Central California and Farmers & Merchants Bancorp Executive Retirement Plan Trust and the Senior Management Retention Plan Trust, which held as of the Record Date, a total of 68,524 shares (9.29% of the outstanding shares) attributable to the Directors and officers, some of which are attributable below:

Name and Address of Beneficial Owner (1)	Amount and Nature of Beneficial Ownership (2)	Percent of Class
Thomas Bennett	-	*
Edward Corum Jr.(3)	2,236	*
Stephenson K. Green(4)	743	*
Craig W. James(5)	472	*
Gary J. Long(6)	1,899	*
Ryan J. Misasi(7)	2,939	*
Bart R. Olson(8)	573	*
Kevin Sanguinetti(9)	7,814	1.06%
Deborah E. Skinner(10)	4,839	*
Kent A. Steinwert(11)	31,538	4.27%
Calvin (Kelly) Suess(12)	3,394	*
John W. Weubbe(13)	901	*
David M. Zitterow(14)	1,422	*

All Directors, Nominees and Named Executive Officers as a group (13 persons)	58,770	7.96%

* Beneficial ownership does not exceed one percent of common stock outstanding.

The table above includes the following notes: (1) Mail should be sent to a beneficial owner at the Company’s address marked “c/o Stockholder Relations”; (2) Shares held by the Trustee are voted as directed by the Bank. All shares are beneficially owned, directly and indirectly, together with spouses. Unless otherwise indicated, holders of shares which are not held by the Trustee, share voting power with their spouses. None of the shares are pledged, the Company does not have an anti-hedging or anti-pledging policy; (3) 1,631 shares held by Trustee; (4) 558 shares held by Trustee; (5) 389 shares held by Trustee; (6) 1,036 shares held by Trustee; (7) 2,829 shares held by Trustee; (8) 573 shares held by Trustee; (9) 1,397 shares held by Trustee; (10) 4,727 shares held by Trustee; (11) 29,725 shares held by Trustee; (12) 1,594 shares held by Trustee; (13) 901 shares held by Trustee; and (14) 1,422 shares held by Trustee.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

As Proposal No. 1, the Plan Proposal, relates to a compensation plan in which our executive officers will participate, we are required under applicable disclosure rules to furnish certain executive compensation information related to our most recently completed fiscal year. The following section includes the Compensation Discussion and Analysis information and related compensation tables for the fiscal year ended December 31, 2023, as initially disclosed in our proxy statement related to the Company’s 2024 Annual Meeting of Stockholders, which was filed with the SEC on April 3, 2024 (the “2024 Annual Meeting Proxy Statement”).

Executive Officers Who Are Not Directors

The following table sets forth information as of the Record Date with respect to the executive officers who are not directors of the Company. All executive officers serve at the discretion of the Board.

Name	Age	Position	Employed Since
Thomas A. Bennett	48	EVP, Enterprise Risk Officer	2024
Ryan J. Misasi	48	EVP, Retail Banking Division Manager	2014
Bart R. Olson	57	EVP, Chief Financial Officer	2023
Deborah E. Skinner	62	EVP, Chief Administrative Officer	2000
John W. Weubbe	63	EVP, Chief Credit Officer	2017
David M. Zitterow	53	EVP, Director of Wholesale Banking Division	2017

Roles and Responsibilities

The Board of Directors, operating both on its own and through its Personnel Committee: (1) reviews the Company’s overall compensation strategies and practices; (2) reviews the employment contracts of all executive officers; and (3) annually establishes compensation levels and performance evaluation measures for the CEO (the CEO does not participate in these discussions) and the other executive officers. As used in this Proxy Statement, the term “Named Executive Officer” means each officer listed in the 2023 Summary Compensation Table in this Proxy Statement, which includes the Company’s CEO, CFO, and the three most highly compensated executive officers other than the chief executive officer and the chief financial officer during the 2023 fiscal year.

The role of the Company’s management is to: (1) provide information, analysis and recommendations for the Personnel Committee’s consideration; and (2) manage the ongoing operations of the compensation program.

In fulfilling its duties, the Personnel Committee: (1) has the authority to retain and fund compensation consultants, independent legal counsel and other compensation advisors; (2) considers those factors that impact the independence of such advisors prior to their selection; and (3) periodically evaluates information obtained from independent sources regarding financial institutions that we compete against for talent. No outside compensation consultants or similar advisors were used in 2023.

Executive Compensation Strategy and Programs

The objective of the Company’s compensation strategy is to attract and retain talented individuals who can implement the Company’s strategic plan and maximize long-term stockholder value.

In order to achieve these objectives, the Board has structured a compensation program that includes three major components: (1) annual base salary; (2) annual performance-based bonus; and (3) qualified and non-qualified retirement plans.

Say On Pay Vote

In accordance with the requirements of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”), in the 2023 proxy statement, the Company asked stockholders to provide advisory (non-binding) approval of executive compensation as described in the “Director and Executive Officer—Executive Compensation Discussion and Analysis” section of the 2023 proxy statement. The results of the election were that 92.95% of the shares voting approved the Company’s current executive compensation. Based on this 2023 stockholder advisory vote, the Board of Directors determined that no material changes were required to current compensation strategies and programs. An additional vote was conducted on the frequency of future advisory votes on the approval of executive compensation. The results of this election were that 84.21% of the shares voting approved three years as the frequency of future stockholder advisory votes on the executive compensation.

Performance Evaluation Measures

In evaluating the performance of each Named Executive Officer, the Personnel Committee considers a combination of objective and subjective factors, including the following:

1.	The Company’s annual financial performance (relative to both the current year’s budget and the overall performance of a select group of peer community banks as well as the community bank industry as a whole) as measured by Net Income, Return on Assets, Return on Equity, and Efficiency Ratio;

2.	Progress towards achieving the Company’s strategic plan;

3.	Results of the Company’s and Bank’s regulatory examinations; and

4.	Current economic and industry conditions.

These performance measurement factors are evaluated at least annually. Both the annual budget and strategic plan are approved in advance by the Board of Directors and reevaluated during the year. The Personnel Committee periodically evaluates information obtained from independent sources regarding financial institutions that we compete against for talent (which increasingly include regional and national banks and other financial services companies) and makes recommendations regarding changes to compensation programs.

Financial Highlights

In 2023, the Company accomplished the following:

•	Record net income of $88.3 million, or $116.61 per share, up $13.2 million, or $20.06 per share, from the prior year; resulting in increases of 17.61% and 20.78%, respectively.
•	Increased revenues by $64.1 million or 31.3% to $268.7 million, from $204.6 million in the prior year.
•	Improved net interest margin to 4.30% in 2023 from 3.81% in 2022.
•	The efficiency ratio at December 31, 2023 was 45.3% compared to 46.8% at December 31, 2022.
•	Achieved a return on average assets of 1.68% in 2023, an increase from 1.41% in 2022.
•	Achieved a return on average equity of 17.05% in 2023, an increase from 16.04% in 2022.
•	Total assets at year-end were steady at $5.3 billion.
•	Maintained a strong liquidity position with $410.6 million in cash, $1.0 billion in investment securities of which $182.5 million were available-for-sale and a borrowing capacity of $2.3 billion with no outstanding borrowings as of December 31, 2023.
•

Continued to grow our strong capital position with a total risk-based capital ratio of 13.84%, common equity tier 1 ratio of 12.36%, tier 1 leverage ratio of 10.43% and a tangible common equity ratio of 10.13%; all increases from the prior year.

•	Credit quality remained strong with net recoveries for the year of $0.3 million; no nonperforming loans or leases at year-end; and a total allowance for credit losses of 2.15%.

Peer Group

The Personnel Committee routinely compares our performance against selected peer companies. It utilizes this information as a reference for setting pay and making decisions. In its determination, the Committee considers a variety of factors and characteristics including among other things, asset size, geography, market capitalization, credit quality, capital, performance on financial and market-based measures, and the extent they compete with our business.

The peer group currently consists of the following:

• Bank of Marin	• Bank of Stockton
• Bank of the Sierra	• Central Valley Community Bank
• Citizens Business Bank	• El Dorado Savings Bank
• Exchange Bank	• First Northern Bank of Dixon
• Five Star Bank	• Fremont Bank
• Heritage Bank of Commerce	• Mechanics Bank
• Poppy Bank	• River City Bank
• Tri Counties Bank	• Westamerica Bank

The Committee does not solely rely on comparative data from the peer group. Such comparative data provides helpful market information about our peer companies as a reference, but the Committee does not target any specific positioning or percentile, nor does it use a formulaic approach, in determining executive pay levels. The Committee may refer to other banks or financial companies outside of the peer group for additional benchmarking information. It also utilizes other resources, including published compensation surveys and other available proxy and compensation data. All such comparative peer data and supplemental resources are considered, along with the Company’s pay for performance and internal parity objectives within the leadership team. All applicable information is reviewed and considered in aggregate, and the Committee does not place any particular weighting on any one factor.

Impact of Compensation Practices on the Company’s Risk Profile

The Bank is a “traditional” community bank that generates the majority of its income from the net interest margin generated between taking customer deposits and making customer loans. Furthermore, credit risk is centrally controlled as reflected by the following: (1) no branch employee has the authority to approve, board or advance funds on a loan; all loan actions must be approved by Credit Administration personnel, and the compensation of Credit Administration personnel is tied to loan quality, not loan volume or production; and (2) the Loan Committee, which includes one Outside Director (as defined below), must approve all new and renewed loans between $2 million and $15 million and reviews all loans over $500,000. The full Board approves all loans greater than $15 million and reviews all loans between $5 million and $15 million.

We do not have non-traditional fee-based or proprietary trading financial business units that could materially increase this risk profile. Nor do we have any business units where employees with loan approval authority generate any substantial amount of their total compensation based upon generating large volumes of activity or taking significant risks.

In order to ensure that the Company’s compensation strategies and programs do not result in inappropriate risk-taking on the part of executive management, the Board has determined that:

1.	Annual Performance-Based Bonuses must include consideration of the results of the Company’s and Bank’s regulatory examinations by the Federal Reserve Board, the Federal Deposit Insurance Corporation and the California Department of Financial Protection and Innovation, all of which involve a review of the Company’s and the Bank’s risk management practices and resulting risk profile.

2.	All parts of the Company’s non-qualified Executive Retirement Plan are structured such that the benefits cannot be withdrawn by the participant, or paid out by the Company, until the participant retires, resigns, is terminated without cause or, in limited circumstances, reaches early retirement age. For designated contributions made on or after December 1, 2021, upon attainment of age 59½ the participant can elect “In-Service Distributions”. This results in a significant portion of each executive’s compensation remaining at risk during their employment, so as to encourage adopting a long-term perspective and conservative risk management practices. All balances are held in a trust but remain subject to the claims of the Company’s creditors in the event of the Company’s insolvency. (The Board approved the termination of the Executive Retirement Plan effective as of November 29, 2024, subject to approval of the 2025 Plan.)

The Board has determined that the Company’s compensation practices are not likely to have a material adverse impact on the Company’s risk profile.

Annual Compensation Program

Base Salary and Annual Performance-Based Bonus

Each Named Executive Officer receives a monthly base salary and is eligible for an annual performance-based bonus. Given that at the present time the Company does not offer stock options or restricted stock compensation, in order to be competitive, total levels of annual compensation for each Named Executive Officer are targeted (assuming performance objectives are met) at the top range of financial institutions that we compete against for talent.

Salaries are determined largely based upon comparative industry data for: (1) positions of similar responsibility in California institutions that we compete against for talent; and (2) individuals with similar experience and expertise. Merit salary adjustments are evaluated periodically based on Company and individual performance. Goals and objectives are established annually for each officer with performance evaluated at least annually.

Annual bonus compensation is paid according to the Company’s Executive Management Incentive Compensation Plan. Bonus compensation is awarded based primarily on actual results against budgeted goals for the particular year including performance ratios and net income. Broad award guidelines are established annually for the CEO, currently 0-200% of base salary, and the other Named Executive Officers, currently 0-125% of base salary. The Board reserves some discretion with regard to these guidelines when: (1) the Company’s profit performance exceeds budget; (2) the Company’s profit performance exceeds other peer banking institutions in California; and/or (3) an individual’s performance in a given year was beyond expectation. The Board did not exercise its discretion to exceed award guidelines in 2023.

It is important to understand that the Company’s annual compensation program is not formula driven and relies substantially on subjective analysis. The Named Executive Officers are assigned specific performance goals and objectives on a yearly basis but these individual goals and objectives are not tied to specific targeted compensation levels. Performance evaluation measures are not prioritized or otherwise assigned a specific weighting. Indeed, some of the measures, such as results of regulatory examinations and local economic conditions, do not lend themselves to a weighted or formula approach.

Although the Board has established broad bonus payout guidelines, the Board has purposely avoided establishing either: (1) hard targets for any performance factors; or (2) a weighting or formula as to how much each performance factor will contribute to the ultimate annual bonus for each Named Executive Officer. This philosophy has evolved based upon the Board’s belief that all banks operate in volatile financial markets amidst external conditions over which the Named Executive Officer has little or no control.

Accordingly, before making annual bonus or other compensation decisions, it is important for the Board to evaluate and weigh all key performance factors in the context of the current financial services environment and how the Named Executive Officer’s current year’s performance against those factors has influenced the Company’s progress toward achieving both short- and long-term financial goals.

Since the Company has consistently been one of the highest performing bank holding companies in California over the past 10 years, a reflection of what the Board considers well-balanced compensation practices that caused the Named Executive Officers to carefully consider the risks they assumed in the context of long-term financial performance, the Board believes that its approach to “pay-for-performance” has achieved, and will continue to achieve, the desired results.

Each Named Executive Officer’s salary and annual bonus amounts for the last three years are disclosed in the “Summary Compensation Table.” All base salaries and annual bonuses are paid in cash and fully expensed in the current year.

Qualified and Non-Qualified Retirement Programs

In developing the various parts of a long-term compensation program, the Board developed what it believes is an effective and competitive retirement program.

The objectives of the Company’s retirement program are to: (1) successfully attract and retain talented individuals; and (2) align long-term compensation directly with stockholder interests by rewarding prudent risk-taking and creation of long-term stockholder value through generation of high quality and sustainable financial performance.

The Company’s retirement program has been structured to provide benefits as follows:

1.	Profit Sharing Plan, which provides qualified retirement benefits.

2.	Executive Retirement Plan, which provides supplemental non-qualified retirement benefits and may consist of the following components:

a.	Salary Component, which provides benefits based upon each participant’s salary level;

b.	Performance Component, which provides benefits based upon the Company’s long-term growth in net income and increase in market capitalization; and

c.	Equity Component, which provides discretionary benefits amounts based upon Board approval, and contributions are invested primarily in the stock of the Company.

3.	Split-Dollar Bank Owned Life Insurance Program, which provides for a division of life insurance death proceeds between the Company and each participant’s designated beneficiary.

All of the Company’s qualified and non-qualified retirement plans are structured as defined contribution plans to avoid the uncertain future financial liabilities that can exist under defined benefit plans. The entire cost of these plans is expensed annually.

Qualified Profit Sharing Plan

Substantially all full-time employees of the Company, including each Named Executive Officer, participate in the Company’s qualified Profit Sharing Plan. Two levels of contributions are made to the Profit Sharing Plan: (1) contributions equal to 5% of eligible salaries (subject to Internal Revenue Service limits) calculated according to criteria set forth in the plan; and (2) additional discretionary contributions authorized by the Board of Directors. None of these contributions are dependent upon the employee contributing to the plan (i.e., the plan does not make “matching” contributions). Benefits pursuant to the Profit Sharing Plan vest 0% during the first year of participation and 25% per full year thereafter, such that after five years such benefits are fully vested. Benefits under the Profit Sharing Plan are disclosed in the participant’s Company Contributions to Qualified Retirement and 401(k) Plans in the “2023 All Other Compensation Table”.

Upon a Change in Control of the Company, each participant receives only the balance in their account, including any net earnings or losses thereon.

Non-Qualified Executive Retirement Plan

The Executive Retirement Plan is a non-qualified plan developed to supplement the Profit Sharing Plan, which as a qualified retirement plan, is subject to annual benefits limitations set by the Internal Revenue Service. All contributions are subject to the claims of the Company’s creditors in the event of the Company’s insolvency. This results in a significant portion of each executive’s compensation remaining at risk during their employment, which encourages each executive to adopt a long-term perspective and conservative risk management practices. The Executive Retirement Plan is intended to be compliant with the provisions of Section 409A of the Internal Revenue Code. All balances are held in a trust. The Board approved the termination of the Executive Retirement Plan, effective as of November 29, 2024, subject to adoption of the 2025 Plan. Pursuant to regulations promulgated by the Department of Treasury, the account balances under the Executive Retirement Plan will be liquidated no earlier than 12 months after the date of termination of the Executive Retirement Plan and no later than 24 months after the date of termination of the Executive Retirement Plan.

The Equity Component of this Plan is invested primarily in the stock of the Company. Some level of the balances in other Plan components is also invested in the stock of the Company (see Note 10 to Item 8. - Financial Statements and Supplementary Data - in the Company’s Annual Report on Form 10-K filed with the SEC for the year ended December 31, 2023). The Board believes that this increased ownership further encourages key executives to operate consistent with long-term stockholder objectives. Upon the liquidation of the Executive Retirement Plan, all or a portion of the balances that are invested in stock of the Company will be distributed in stock of the Company, except as the Company determines to be necessary to satisfy tax withholding obligations.

The Company has established a grantor trust relating to its non-qualified plan to assist the Company in ensuring that it has cash on hand to meet its contractual obligations under the plan. The Company makes contributions to the trust and directs the trustee to invest the contributions consistent with the plan benefit formulas. The investments are generally in the common stock of the Company, cash equivalents and other liquid investments.

While plan participants are deemed to have their account balances invested in the common stock of the Company and other investments held by the trustee, participants have no legal interest in the trust assets, and such assets are subject to the claims of the Company’s creditors in the event of the Company’s insolvency. The plan participant’s only right is their contractual right to receive the benefit provided in the plan in accordance with its terms. The Company has no obligation under the Plan to maintain the trust.

Salary Component

The Salary Component was developed to provide levels of total retirement compensation that are competitive in the banking industry. An account is established for each participant that is credited annually with a defined contribution determined based upon the individual’s compensation at the time he or she became a participant and the number of years of service remaining to age 65. Balances are held in trust, and earnings and losses equivalent to the investment earnings of the designated amounts in the trust are credited and debited to each participant’s account. Currently only one Named Executive Officer is receiving annual contributions under this program.

Performance Component

The Performance Component was developed to compensate for the lack of a stock option or other equity-based incentive award program and to reward participants based upon the Company’s long-term growth in net income and market capitalization. Each Named Executive Officer is eligible to participate in this plan component. Participants receive contributions based on the Company’s long-term cumulative profitability and the resulting increase in market capitalization in excess of the increase in book value. Participants do not receive compensation for increases in market capitalization above a P/E ratio of 20 times earnings per share or EPS.

Contributions are calculated using a bonus factor or “carry” determined by the Personnel Committee for each participant (currently 2.90% for the CEO with a range of 0.25% to 0.50% for each Named Executive Officer). The total “carry” for all current program participants is 4.60%.

Balances are held in a trust, and earnings and losses are credited and debited to each participant’s account at a rate equivalent to the earnings rate of the designated amounts in the trust.

Equity Component

The Equity Component was developed to encourage key executives to adopt a long-term perspective and conservative risk management practices consistent with stockholder objectives.

Each executive officer is eligible to participate in this plan component, along with members of the Board of Directors. The amount of the cash contributions to this plan component is determined and approved by the Personnel Committee. Balances are held in a trust, and corresponding earnings and losses are credited and debited to each participant’s account.

Bank-Owned Life Insurance Program

The Company has a Bank-Owned Life Insurance (“BOLI”) program under which it has purchased single premium life insurance policies on the lives of the Named Executive Officers as well as certain other senior officers of the Company. The Company is both the owner of, and beneficiary under, the policies. These policies provide: (1) financial protection to the Company in the event of the death of an officer; and (2) significant income to the Company to offset the expense associated with the Company’s employee benefits with a favorable tax treatment.

As compensation to each participant for agreeing to allow the Company to purchase an insurance policy on his or her life, split-dollar agreements have been entered into with each participant. These agreements provide for a division of the life insurance death proceeds between the Company and each participant’s designated beneficiary or beneficiaries. Participants have an interest only in the death benefits of the policies, not in any cash surrender value that exists prior to death. For plans initiated prior to 2023 the participants fully vest in their split-dollar agreements after eight years of service or upon a Change in Control. If the participant leaves the employ of the Company after vesting occurs (other than as part of a Change in Control), he or she cannot become employed by another financial institution and retain vesting. The dollar value of premiums relating to that portion of the death proceeds that would be payable to the participant’s beneficiary or beneficiaries in the event of his or her death, as well as the tax gross-up payments related thereto, are disclosed in the participant’s Tax Reimbursements in the “2023 All Other Compensation Table” below in this Proxy Statement.

In 2023, as compensation to each participant for agreeing to allow the Company to purchase an insurance policy on his or her life, a Survivor Income Plan was entered into with certain executive officers and other senior officers of the Company. This offers a death benefit paid to the beneficiary of the participant if the employee passes away while an employee of the bank. If the employee passes away after terminating their employment, the bank receives the BOLI death benefit but no Survivor Income Plan benefit is paid to the employee’s beneficiary.

Change of Control and Post-Termination Compensation

The Company’s approach to post-termination compensation depends upon the circumstances surrounding the Named Executive Officer’s termination and has been designed by the Board to be competitive with industry-wide practices in order to attract and retain key executives.

1.	If the Named Executive Officer takes retirement, or his or her employment is terminated due to death or disability, no supplemental payments are made, with the exception of certain Named Executive Officers who receive a severance package if they become permanently disabled. They are entitled to all vested balances in qualified and non-qualified plans (see “- Qualified and Non-Qualified Retirement Programs” and “2023 Non-Qualified Deferred Compensation Table”), and, in the case of death, their designated beneficiaries would be entitled to their split-dollar life insurance death benefits (see “- Bank-Owned Life Insurance Program” above).

2.	If the Named Executive Officer is terminated for cause, all benefits in the Company’s non-qualified Executive Retirement Plan, whether vested or not, are forfeited in their entirety. No other payments are made, but the Named Executive Officer is entitled to all vested balances in the Company’s qualified Profit Sharing Plan.

3.	If the Named Executive Officer is terminated without cause or for good reason, the terms of the following individual’s employment contract calls for the Company to provide lump sum payments of a range of 12.0 times monthly base compensation to 2.0 times the individual’s highest “Total” annual compensation as reported in the “Summary Compensation Table”. Each employment contract has been filed as an exhibit to the Company’s reports with the SEC. In addition, upon termination without cause or for good reason, each Named Executive Officer is entitled to all vested balances in qualified and non-qualified plans (see “- Qualified and Non-Qualified Retirement Programs” and “2023 Non-Qualified Deferred Compensation Table”).

4.	In the case of a Change of Control, the Company has clauses in each Named Executive Officer’s employment contract, as filed as an exhibit to the Company’s reports with the SEC. This means that each Named Executive Officer may be eligible to receive payments pursuant to their employment contracts, in addition to all vested balances in the Company’s non-qualified plans (see “- Qualified and Non-Qualified Retirement Programs” and “2023 Non-Qualified Deferred Compensation Table”). Upon a Change of Control and conditioned upon execution of a non-competition and non-solicitation agreement and a general release of claims in the Company’s favor, each Named Executive Officer is eligible to receive a lump-sum payment equal to: (1) up to a maximum of 2.0 times the individual’s highest “Total” compensation as reported in the “Summary Compensation Table” (as more fully described in 3. above); plus (2) up to three years’ of COBRA medical premiums (which range up to $170,000 per Named Executive Officer); plus (3) accelerated benefits under the Executive Retirement Plan (as more fully described in 5. below); plus (4) tax gross-up payments to cover excise taxes under Internal Revenue Code Section 280G; plus (5) for certain Named Executive Officer’s, their Company car.

5.	Upon a Change in Control, under the Executive Retirement Plan’s Salary Component (see “– Non-Qualified Executive Retirement Plan – Salary Component”), which has been conditionally terminated by the Company, each participant receives: (1) those amounts already contributed for past years of service including any net earnings or losses thereon; and (2) the present value (using a discount factor equal to the Treasury rate for the remaining years to participant’s age 65) of forecasted contributions over the remaining years to participant’s age 65 (which, as of December 31, 2023, are estimated to be zero for each of the Named Executive Officers, except Ms. Skinner who would receive $0.88 million). Upon a Change in Control, under the Executive Retirement Plan’s Performance Component (see “– Non-Qualified Executive Retirement Plan – Performance Component”), which has been conditionally terminated by the Company, each participant receives: (1) those amounts already contributed for past years of service including net earnings or losses thereon; and (2) an amount equal to the difference (if any) between the purchase price and 20 times EPS which, as of December 31, 2023, would be zero for all Named Executive Officers. Payments are made in accordance with prior participant elections made in compliance with Internal Revenue Code Section 409A.

Employment Contracts, Perquisites, and Other Personal Benefits

The Company has employment agreements with each of its Named Executive Officers. These agreements are generally structured for an initial two-year period and then renew automatically for successive two-year terms unless terminated by either party. The agreements provide for (i) a base salary (see “Summary Compensation Table”), (ii) salary increases at the discretion of the Board of Directors based upon performance, (iii) participation in the Company’s annual performance-based bonus program, (iv) participation in certain non-qualified deferred compensation and retirement plans, (v) use of a Company-owned automobile or automobile allowance, and (vi) certain insurance benefits. Under certain circumstances, in the event of termination of employment, each Named Executive Officer may be entitled to receive severance compensation (see “Post-Termination Compensation”).

Compensation Committee Report

Report of the Personnel Committee of the Board of Directors on Executive Compensation

The Personnel Committee has reviewed the Compensation Discussion & Analysis included herein with management and based upon those reviews and discussions has recommended to the Board of Directors that the Compensation Discussion & Analysis be included in the Company’s annual report on Form 10-K for the fiscal year ended December 31, 2023, and the 2024 Annual Meeting Proxy Statement.

Respectfully Submitted,

Edward Corum Jr.	Stephenson K. Green	Kevin Sanguinetti

Compensation Committee Interlocks and Insider Participation

Messrs. Sanguinetti, Corum and Green served in 2023 as members of the Personnel Committee. Each of the Directors serving on the Personnel Committee has been determined by the Board of Directors to be “independent” as such term is defined by Rule 5605(a)(2) of Nasdaq’s current listing rules. During 2023, certain members of the Personnel Committee had loans or other extensions of credit outstanding from the Bank. These loans were made in the ordinary course of business and on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable loans with borrowers not related to the Company or Bank. These loans are exempt from the loan prohibitions of the Sarbanes-Oxley Act of 2002 and did not involve more than the normal risk of collectability or have other unfavorable features.

Pay Ratio Disclosure

Pursuant to Item 402 of SEC Regulation S-K, the Company is required to disclose: (1) the median of the annual “total compensation” (defined as Wages, Tips and Other Compensation as reported in Box 1 of a W-2 form plus any fringe benefits not subject to federal income tax) of all employees (defined as those employees on the payroll as of December 31st of the year) except the Principal Executive Officer (Mr. Steinwert), which during 2023 was $80,568; and (ii) the ratio of the Principal Executive Officer’s total compensation (as reported in the “2023 Summary Compensation Table”) to the median annual total compensation of all employees except the Principal Executive Officer, which during 2023 was 76.1 to 1.

To determine the median of the annual total compensation of all employees of the Company (other than our Principal Executive Officer), we identified our total employee population as of December 31, 2023, which consisted of 388 individuals. As permitted by the disclosure rules, we annualized the compensation for any employees who were not employed by us for all of 2023. To identify the “median employee” we conducted a full analysis of this employee population, without the use of statistical sampling. After identifying the median employee, we calculated annual total compensation for such employee using the same methodology we use for our Named Executive Officers as set forth in the “2023 Summary Compensation Table”.

Named Executive Officer Compensation

The following tables provide details regarding the various forms of remuneration paid by the Company for the services performed in all capacities by each Named Executive Officer.

Since the Company has not offered: (1) stock options or other stock-based compensation, or (2) defined benefit plans, the following tables are not included herein: Grants of Plan-Based Awards, Outstanding Equity Awards at Fiscal Year-End, Option Exercises and Stock Vesting and Pension Benefits.

Named Executive Officer - 2023 Summary Compensation Table

Name	Year	Salary(1)	Bonus	All Other Compensation(2)	Total
Kent A. Steinwert	2023	$905,327	$1,400,000	$3,826,251	$6,131,578
Chairman, President	2022	$905,327	$1,400,000	$3,829,928	$6,135,255
& Chief Executive Officer	2021	$905,327	$1,400,000	$2,775,711	$5,081,038

Bart R. Olson(3)	2023	$429,422	$550,000	$708,956	$1,688,378
Executive Vice President	2022	$-	$-	$-	$-
Chief Financial Officer	2021	$-	$-	$-	$-

Deborah E. Skinner	2023	$453,846	$550,000	$1,247,802	$2,251,648
Executive Vice President	2022	$404,615	$500,000	$1,044,963	$1,949,578
Chief Administrative Officer	2021	$377,949	$470,000	$900,436	$1,748,385

Ryan J. Misasi	2023	$380,833	$450,000	$750,102	$1,580,935
Executive Vice President	2022	$346,103	$380,000	$626,329	$1,352,432
Retail Banking Division Manager	2021	$316,672	$360,000	$536,250	$1,212,922

David M. Zitterow	2023	$362,660	$375,000	$608,880	$1,346,540
Executive Vice President	2022	$332,372	$330,000	$550,711	$1,225,083
Director of Banking	2021	$308,334	$280,000	$400,905	$1,001,239

Stephen W. Haley(3)	2023	$415,000	$-	$622,760	$1,037,760
Former Executive Vice President	2022	$278,340	$400,000	$974,266	$1,652,606
Former Chief Financial Officer	2021	$374,605	$440,000	$1,060,234	$1,874,839

(1)	Includes base salary and unused vacation pay. See “Executive Compensation – Compensation Discussion and Analysis - Annual Compensation Program” and “Employment Contracts, Perquisites and Other Personal Benefits”.

(2)	See “2023 All Other Compensation Table” for additional details. Includes Non-Qualified Executive Retirement Plan contributions for 2023. See “Executive Compensation – Compensation Discussion and Analysis – Qualified and Non-Qualified Retirement Programs - Non-Qualified Executive Retirement Plan” for details regarding the types of compensation deferred, measures of calculating plan earnings and terms of payouts, withdrawals and other distributions. Some amounts listed were earned in 2021 but contributed to the Non-Qualified Executive Retirement Plan in 2022. The amount reflected for Mr. Steinwert includes $545,000 earned in 2021, but deferred into 2022. Included in these amounts are contributions to the Company’s Executive Retirement Plan-Performance Component that were awarded in 2021 but which were not contributed to the Non-Qualified Executive Retirement Plan until 2022. These contributions were earned as a result of the substantial appreciation in the Company’s stock price during 2021. Amounts were $445,000 for Mr. Steinwert, $153,000 for Mr. Haley, $77,000 for Ms. Skinner, $38,000 for Mr. Misasi and $31,000 for Mr. Zitterow.

(3)	Mr. Olson started his role as the Chief Financial Officer effective March 27, 2023 and Mr. Haley retired effective June 30, 2023.

2023 All Other Compensation Table – Named Executive Officer

Name	Year	Auto Usage(1)	Tax Reimbursements(2)	Insurance Premiums	Club Dues	Relocation Expenses	Company Contributions to Non-Qualified Retirement Plans(3)	Company Contributions to Retirement and 401(k) Plans(4)	Total
Kent A. Steinwert	2023	$6,220	$25,195	$29,025	$8,064	$-	$3,714,246	$43,500	$3,826,251
	2022	$5,147	$25,879	$23,308	$9,049	$-	$3,728,573	$37,972	$3,829,928
	2021	$6,053	$24,168	$23,227	$7,375	$-	$2,681,429	$33,459	$2,775,711

Bart R. Olson	2023	$10,000	$-	$26	$-	$12,771	$645,427	$40,732	$708,956
	2022	$-	$-	$-	$-	$-	$-	$-	$-
	2021	$-	$-	$-	$-	$-	$-	$-	$-

Deborah E. Skinner	2023	$7,554	$8,166	$9,772	$-	$-	$1,178,810	$43,500	$1,247,802
	2022	$3,233	$9,023	$8,543	$-	$-	$986,192	$37,972	$1,044,963
	2021	$7,010	$8,504	$8,906	$-	$-	$842,557	$33,459	$900,436

Ryan J. Misasi	2023	$3,861	$-	$24,958	$15,200	$-	$662,584	$43,500	$750,102
	2022	$4,594	$-	$23,308	$13,854	$-	$546,601	$37,972	$626,329
	2021	$4,088	$-	$20,453	$13,221	$-	$465,029	$33,459	$536,250

David M. Zitterow	2023	$12,000	$-	$18,376	$18,188	$-	$516,845	$43,471	$608,880
	2022	$12,000	$-	$17,565	$23,893	$-	$471,281	$37,972	$562,711
	2021	$12,000	$-	$17,041	$12,586	$-	$337,819	$33,459	$412,905

Stephen W. Haley	2023	$-	$14,829	$768	$-	$-	$607,163	$-	$622,760
	2022	$-	$19,789	$1,194	$-	$-	$915,311	$37,972	$974,266
	2021	$10,170	$17,902	$17,601	$-	$-	$981,102	$33,459	$1,060,234

(1)	Represents either the personal use of a company car or a receipt of a car allowance.

(2)	Represents tax gross-up payments to reimburse executive for split-dollar life insurance premiums under the Company’s BOLI program.

(3)	Includes Non-Qualified Executive Retirement Plan contributions for the current year. See “Executive Compensation – Compensation Discussion and Analysis – Qualified and Non-Qualified Retirement Programs - Non-Qualified Executive Retirement Plan” for details regarding the types of compensation deferred, measures of calculating plan earnings and terms of payouts, withdrawals and other distributions. Some amounts listed were earned in 2021 but paid in 2022. The amount reflected for Mr. Steinwert includes $545,000 earned in 2021, but deferred into 2022. Included in these amounts are contributions to the Company’s Executive Retirement Plan-Performance Component that were awarded in 2021 but for which contributions were not made until 2022. These contributions were earned as a result of the substantial appreciation in the Company’s stock price during 2021. Amounts were $445,000 for Mr. Steinwert, $153,000 for Mr. Haley, $77,000 for Ms. Skinner, $38,000 for Mr. Misasi and $31,000 for Mr. Zitterow.

(4)	Represents contributions to the Company’s Profit Sharing Plan.

2023 Non-Qualified Deferred Compensation Table – Named Executive Officer

Name	Executive Contributions in Last Fiscal Year(1)	Registrant Contributions in Last Fiscal Year(2)	Aggregate Earnings in Last Fiscal Year(3)	Aggregate Withdrawals Distribution(4)	Aggregate Balance at Last Fiscal Year End(2)(6)
Kent A. Steinwert	$-	$3,714,246	$1,115,112	$(3,725,974)	$37,487,279
Bart R. Olson	$-	$645,427	$32,065	$-	$677,492
Deborah E. Skinner	$-	$1,178,810	$668,551	$-	$13,256,192
Ryan J. Misasi	$-	$662,584	$248,143	$-	$4,645,188
David M. Zitterow	$-	$516,845	$73,887	$-	$2,504,422
Stephen W. Haley	$-	$607,163	$46,688	$(2,692,665)	$1,967,595

(1)	Represents voluntary deferrals of earned salary or annual bonus. The Company’s Deferred Compensation Plan was terminated in 2016 and all balances distributed to participants.

(2)	Represents Company contributions. See “Executive Compensation – Compensation Discussion and Analysis – Qualified and Non-Qualified Retirement Programs - Non-Qualified Executive Retirement Plan” for details regarding the types of compensation deferred, measures of calculating plan earnings and terms of payouts, withdrawals and other distributions. Current year contributions are included in the “2023 All Other Compensation Table”.

(3)	To fund nonqualified retirement plan benefits, the Company has set aside money in a Master Trust, which is subject to the claims of the Company’s creditors in the event of insolvency. General investment parameters are established by the Company, including allowable investment instruments and approved investment manager(s). Participants can then work with the investment manager(s) to request investment of their vested balances according to their own risk profile, with no guarantees of principal provided by the Company.

(4)	Mr. Steinwert’s withdrawals consisted of In-Service Distributions from the Non-Qualified Executive Retirement Plan Equity and Performance Components made throughout 2023.

(5)	Represents the cumulative amount of the current and all previous years’ contributions and earnings or losses.

2023 Pay For Performance Disclosure

As required by Section 953(a) of the Dodd-Frank Act, and Item 402(v) of SEC Regulation S-K, we are providing the following information about executive compensation actually paid (as defined by SEC rules) for our principal executive officer (CEO) and Non-CEO Named Executive Officers (other Named Executive Officers) and Company performance for the fiscal years listed below. This disclosure is not incorporated by reference into our 2023 Annual Report on Form 10-K. For further information about the Company’s pay-for-performance philosophy and how the Personnel Committee aligns executive compensation with the Company’s performance, refer to “Executive Compensation - Compensation Discussion and Analysis”. The amounts in the table below are calculated in accordance with SEC rules and do not represent amounts actually earned or realized by Named Executive Officers.

Year	Summary Compensation Table Total for PEO	Compensation Actually Paid to PEO	Average Summary Compensation Table Total for Non-PEO Named Executive Officers	Average Compensation Actually Paid to Non-PEO Named Executive Officers	Value of initial fixed $100 investment based on:		Net Income	Return on Average Equity	Return on Average Assets
					Total Shareholder Return	Peer Group Total Shareholder Return(1)
2023	$6,131,578	$6,131,578	$1,742,175	$1,742,175	$165.09	$130.34	$88,314,000	17.05%	1.68%

2022	$6,135,255	$6,135,255	$1,802,523	$1,802,523	$170.09	$119.53	$75,090,000	16.04%	1.41%

2021	$5,081,038	$5,081,038	$1,637,422	$1,637,422	$152.87	$129.76	$66,336,000	15.00%	1.35%

(1)	The peer group used is the S&P 600 Regional Banks, which we also utilize in the stock performance graph required by Item 201(e) of Regulation S-K included in our Annual Report for the year ended December 31, 2023. (“Total Stockholder Return” represents the cumulative total stockholder return during each measurement period and is calculated by dividing the sum of (i) the difference between the share price at the end and the beginning of the measurement period, plus (ii) the cumulative amount of dividends paid on the stock for the measurement period, assuming dividend reinvestment, by the share price at the beginning of the measurement period. Each amount assumes that $100 was invested in common stock on December 31, 2020, and dividends were reinvested for additional shares.) The comparison assumes $100 was invested for the period starting December 31, 2020, through the end of the listed year in the Company and in the S&P 600 Regional Banks index, respectively. Historical stock performance is not necessarily indicative of future stock performance.

The Company operates under a three (3) year strategic plan complemented by a current year operating budget with net income, return on average equity and return on average assets goals among others. These three financial performance measures are the three most important for compensation purposes. As described in “Compensation Discussion and Analysis”, bonus awards under the Executive Management Incentive Compensation Plan are determined taking into account the actual results of net income, including actual and relative profit performance. Additionally, amounts credited under the Executive Retirement Plan – Performance Component are impacted by net income, which is a component of long-term cumulative profitability, one of the measures used to determine the amount credited to such account. Accordingly, a significant portion of the reported amount of compensation actually paid to our Named Executive Officers is linked to net income.

Total stockholder return (TSR) is not directly tied to any performance goals. However, the Executive Retirement Plan - Equity Component accounts are invested primarily in Company stock, the Executive Retirement Plan – Salary Component permits elective investment in Company stock, and the balance in the account established for the Executive Retirement Plan - Performance Component is indirectly impacted by the value of the Company’s stock because stock price is a factor in one of the performance measures (relative market capitalization) under such plan. Accordingly, the account balances maintained under the three plans fluctuate based on our stock price and the compensation actually paid to our Named Executive Officers that relates to such plans decreases and increases based on an increase and decrease in our TSR. Accordingly, a substantial portion of the compensation actually paid to our Named Executive Officers is aligned with our TSR. Our TSR is strong relative to the TSR of the peer group and has exceeded our average peer group by $34.75, or 26.7% from December 31, 2018 to December 31, 2023.

DIRECTOR COMPENSATION

As Proposal No. 1, the Plan Proposal, relates to a compensation plan in which our directors will participate, we are required under applicable disclosure rules to furnish certain director compensation information related to our most recently completed fiscal year. The following section includes the Director Compensation information and related compensation tables for the fiscal year ended December 31, 2023, as initially disclosed in the 2024 Annual Meeting Proxy Statement.

Directors of the Company, who are not employees of the Company or the Bank (“Outside Directors”), receive compensation for services. Mr. Steinwert, who is an employee of the Company and the Bank, receives no additional compensation for his roles as a Director, a committee member, and the Chairman of the Board.

An Outside Director of both the Company and Bank receives a $3,200 fee for each Board meeting attended, and a $1,000 fee for each committee meeting attended (committee Chairmen receive $1,200 with the exception of the Audit & Risk Committee Chairman who receives $1,400). In addition, each Outside Director is eligible to receive an annual cash bonus based on Company performance as determined by the Personnel Committee and participates in the Equity Component of the Executive Retirement Plan (see “Executive Compensation—Compensation Discussion and Analysis – Qualified and Non-Qualified Retirement Programs”). The Board approved the termination of the Executive Retirement Plan, effective as of November 29, 2024, subject to the approval of the 2025 Plan. Pursuant to regulations promulgated by the Department of Treasury, all account balances under the Executive Retirement Plan must be liquidated no earlier than 12 months after the date of termination of the Executive Retirement Plan and no later than 24 months after the date of the termination of the Executive Retirement Plan.

Outside Directors of the Company are compensated up to $550 per month to cover a portion of the cost of outside medical insurance. As an employee of the Company, Mr. Steinwert does not receive this monthly benefit. Outside Directors of the Company do not participate in any retirement or medical plans of the Company or the Bank. The compensation earned by each Director of the Company (other than Mr. Steinwert, who is a Named Executive Officer) during 2023 is set forth in the following “Directors Compensation Table”.

2023 Directors Compensation Table

Name	Fees Earned or Paid in Cash	Change in Pension Value & Non-qualified Deferred Compensation Earnings(1)	All Other Compensation (2)	Total
Edward Corum, Jr.(3)	$115,800	$146,000	$91,600	$353,400
Stephenson K. Green	$67,600	$146,000	$91,600	$305,200
Craig W. James	$55,000	$146,000	$91,600	$292,600
Gary J. Long	$57,600	$146,000	$91,600	$295,200
Kevin Sanguinetti	$66,000	$146,000	$91,600	$303,600
Kent A. Steinwert(4)	$0	$0	$0	$0
Calvin (Kelly) Suess	$56,600	$146,000	$91,600	$294,200

(1)	The amounts in this column represent contributions to the Executive Retirement Plan - Equity Component. See Plan description in “Executive Compensation—Compensation Discussion and Analysis - Qualified and Non-Qualified Retirement Programs” for further details.

(2)	All Outside Directors received an $85,000 bonus in 2023. Outside Directors are compensated up to $550 per month towards the cost of outside medical insurance.

(3)	Mr. Corum is a member of the Loan Committee which meets weekly, resulting in his fees exceeding those of the other Outside Directors whose committee responsibilities are monthly in frequency.

(4)	Mr. Kent Steinwert was an employee of the Company in 2023 and received no additional compensation for his services as a Board member, a committee member, or the Chairman of the Board. Mr. Steinwert is a Named Executive Officer, and his compensation is listed in the “Summary Compensation Table”.

OTHER MATTERS

Stockholder Nominations, Notices and Proposals

Article III, Section 3.4 of the By-Laws of the Company provides a procedure for nomination for election of members of the Board of Directors of the Company. Nominations for election to the Board of Directors may be made by the Board of Directors or by any holder of any outstanding class of capital stock of the Company entitled to vote for the election of Directors.

Nominations, other than those made by the Board of Directors, shall be made by notification in writing delivered or mailed to the Chairman of the Nominating Committee at 111 West Pine Street, Lodi, CA 95240, not less than thirty (30) days or more than sixty (60) days prior to any meeting of stockholders called for election of Directors, provided, however, that if less than twenty-one (21) days’ notice of the meeting is given to stockholders, such nomination shall be mailed or delivered to the President of the Company not later than the close of business on the seventh (7th) day following the day on which the notice of meeting was mailed. If the Company’s 2025 annual meeting of stockholders is held on the third Monday of May (as has historically generally been the case), any stockholder nomination, to be timely, must be received by the Company not later than April 19, 2025 and not earlier than March 20, 2025. Notification must contain certain information as to each proposed nominee and as to each person acting alone or in conjunction with one or more persons, in making such nomination or in organizing, directing or financing such nomination. The Chairman of the meeting may, in his or her discretion, determine and declare to the meeting that a nomination not made in accordance with the foregoing procedure shall be disregarded.

A copy of the By-Laws of the Company can be obtained by written request to the Corporate Secretary of the Company, Bart R. Olson, 111 West Pine Street, Lodi, CA 95240. A copy of the Nominating Committee’s charter, which outlines the Committee’s nominating process, including the standards and qualifications to be considered for Board membership, is available for review on the Company’s website at http://www.fmbonline.com.

Pursuant to Article II, Section 2.6 of the Company’s By-Laws, in order for other business to be properly brought before a meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary of the Company and must have been a stockholder of record at the time such notice is given. To be timely, a stockholder’s notice shall be delivered to or mailed (by United States registered mail, return receipt requested) and received at the principal executive offices of the Company not less than seventy (70) days nor more than ninety (90) days prior to the first anniversary date of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is advanced by more than twenty (20) days, or delayed by more than seventy (70) days, from such anniversary date, notice by a stockholder to be timely must be so delivered or mailed (by U.S. registered mail, return receipt requested) and received no earlier than the ninetieth (90th) day prior to such annual meeting and not later than the close of business on the later of the seventieth (70th) day prior to such annual meeting or the tenth (10th) day following the day on which public announcement of the date of such meeting is first made.

Notice of any stockholder proposal by a stockholder to properly bring business before the 2025 annual meeting, to be timely, must be received by the Company no later than March 4, 2025, and no earlier than February 12, 2025. Such stockholder’s notice to the Secretary must contain certain additional information, which is more particularly described in Article II, Section 2.6 of the Company’s By-Laws. No business shall be conducted at an annual meeting of stockholders unless proposed in accordance with the foregoing procedures. The Chairman of the meeting shall, if the factors warrant, determine and declare to the meeting that business was not properly brought before the meeting in accordance with the foregoing procedure and such business shall not be transacted.

Under the rules of the SEC, if a stockholder intends to include a proposal in the Company’s proxy statement and form of proxy for presentation at the Company’s 2025 annual meeting of stockholders, the proposal must be received by the Company at its principal executive offices by December 6, 2024. In addition to these advance notice requirements, there are other requirements that a stockholder must meet in order to have a proposal included in the Company’s proxy statement under the rules of the SEC.

A complete list of stockholders entitled to vote will be available for inspection by stockholders of record at the office of the Secretary of the Company at 111 West Pine Street, Lodi, CA 95240 for the ten days prior to the Special Meeting.

Other Matters

The Management and Directors of the Company are not aware of any other matters to be presented for consideration at the virtual Special Meeting on November 25, 2024, or any adjournments or postponements thereof. If any other matters should properly come before the meeting, it is intended that the persons named in the enclosed proxy will vote the shares represented thereby in accordance with their best business judgment, pursuant to the discretionary authority granted therein.

No Incorporation by Reference of Certain Portions of This Proxy Statement

Notwithstanding anything to the contrary set forth in any of our previous filings made under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate future filings made by us under those statutes, the Report of the Personnel Committee of the Board of Directors on Executive Compensation shall not be incorporated by reference into any such prior filings, nor is such report to be incorporated by reference into any future filings made by us under those statutes.

Farmers & Merchants Bancorp

2025 Restricted Stock retirement Plan

(Adopted by the Board of Directors on October 2, 2024)

FARMERS & MERCHANTS BANCORP
2025 RESTRICTED STOCK RETIREMENT PLAN

TABLE OF CONTENTS

Page

Section 1. ESTABLISHMENT AND PURPOSE	A-1
Section 2. DEFINITIONS	A-1
(a) “Affiliate”	A-1
(b) “Award”	A-1
(c) “Award Agreement”	A-1
(d) “Board of Directors” or “Board”	A-1
(e) “Change of Control”	A-1
(f) “Code”	A-2
(g) “Committee”	A-2
(h) “Company”	A-2
(i) “Employee”	A-2
(j) “Exchange Act”	A-2
(k) “Fair Market Value”	A-2
(l) “Outside Director”	A-3
(m) “Parent”	A-3
(n) “Participant”	A-3
(o) “Plan”	A-3
(p) “Purchase Price”	A-3
(q) “Retirement”	A-3
(r) “Restricted Share”	A-3
(s) “Securities Act”	A-3
(t) “Service”	A-3
(u) “Share”	A-4
(v) “Stock”	A-4
(w) “Subsidiary”	A-4
Section 3. ADMINISTRATION	A-4
(a) Committee Composition	A-4
(b) Committee Appointment	A-4
(c) Committee Responsibilities	A-4

FARMERS & MERCHANTS BANCORP
2025 RESTRICTED STOCK RETIREMENT PLAN

A-i

Section 4. ELIGIBILITY	A-6
(a) General Rule	A-6
Section 5. STOCK SUBJECT TO PLAN	A-6
(a) Basic Limitation	A-6
(b) Additional Shares	A-6
(c) Substitution and Assumption of Awards	A-6
(d) Limit on Grants to Outside Directors	A-7
Section 6. RESTRICTED SHARES	A-7
(a) Restricted Share Award Agreement	A-7
(b) Payment for Awards	A-7
(c) Vesting	A-7
(d) Voting and Dividend Rights	A-7
(e) Restrictions on Transfer of Shares	A-7
Section 7. PAYMENT FOR SHARES	A-8
(a) General Rule	A-8
(b) Services Rendered	A-8
(c) Promissory Note	A-8
(d) Other Forms of Payment	A-8
(e) Limitations under Applicable Law	A-8
Section 8. ADJUSTMENT OF SHARES	A-8
(a) Adjustments	A-8
(b) Merger or Reorganization	A-9
(c) Reservation of Rights	A-9
Section 9. AWARDS UNDER OTHER PLANS	A-9
Section 10. PAYMENT OF DIRECTOR’S FEES IN SECURITIES	A-9
(a) Effective Date	A-9
(b) Elections to Receive Restricted Shares	A-9
(c) Number and Terms of Restricted Shares	A-9
Section 11. LEGAL AND REGULATORY REQUIREMENTS	A-10

FARMERS & MERCHANTS BANCORP
2025 RESTRICTED STOCK RETIREMENT PLAN

A-ii

Section 12. TAXES	A-10
(a) Withholding Taxes	A-10
(b) Share Withholding	A-10
Section 13. TRANSFERABILITY	A-10
Section 14. PERFORMANCE BASED AWARDS	A-10
Section 15. NO EMPLOYMENT RIGHTS	A-11
Section 16. DURATION AND AMENDMENTS	A-11
(a) Term of the Plan	A-11
(b) Right to Amend the Plan	A-11
(c) Effect of Termination	A-11
Section 17. GOVERNING LAW	A-11
Section 18. SUCCESSORS AND ASSIGNS	A-11
Section 19. EXECUTION	A-11

FARMERS & MERCHANTS BANCORP
2025 RESTRICTED STOCK RETIREMENT PLAN

A-iii

Farmers & Merchants Bancorp

2025 Restricted Stock retirement Plan

Section 1.    ESTABLISHMENT AND PURPOSE.

The Plan was adopted by the Board on October 2, 2024 and is effective November 29, 2024 (the “Effective Date”), subject to approval by the shareholders of the Company on or prior to such Effective Date. The Plan’s purpose is to enhance the Company’s ability to attract, retain, incent, reward, and motivate persons who make (or are expected to make) important contributions to the Company and/or its Subsidiaries and Affiliates by providing these individuals with equity ownership and other incentive opportunities in lieu of the Company’s previous contributions under its terminated nonqualified retirement plans.

Section 2.    DEFINITIONS.

(a)       “Affiliate” means any entity other than a Subsidiary, if the Company and/or one or more Subsidiaries own not less than fifty percent (50%) of such entity.

(b)       “Award” means any award of a Restricted Share under the Plan.

(c)       “Award Agreement” means the agreement between the Company and the recipient of an Award which contains the terms, conditions and restrictions pertaining to such Award.

(d)       “Board of Directors” or “Board” means the Board of Directors of the Company, as constituted from time to time.

(e)       “Change of Control” means the occurrence of any of the following events:

(i)	individuals, who were members of the Board immediately prior to a meeting of the stockholders of the Company which meeting involved a contest for the election of directors, do not constitute a majority of the Board following such election or meeting;

(ii)	an acquisition, directly or indirectly, of more than thirty percent (30%) of the outstanding shares of any class of voting securities of the Company by any “person” (as defined below);

(iii)	a merger, consolidation or sale of all, or substantially all, of the assets of the Company, wherein the Company’s stockholders immediately before such transaction shall own of record (immediately after such transaction) equity securities, other than any warrant or right to purchase such equity securities, of the Company or an acquiring entity or any parent entity thereof, possessing less than seventy percent (70%) of the voting power of the Company or such acquiring entity or any parent entity thereof (in making the determination of ownership of such equity securities immediately after such transaction, equity securities owned by stockholders of the Company immediately prior to the transaction as stockholders to another party to the transaction shall be disregarded); or

FARMERS & MERCHANTS BANCORP
2025 RESTRICTED STOCK RETIREMENT PLAN

(iv)	there is a change, during any period of one (1) year, of a majority of the Board as constituted as of the beginning of such period, unless the election of each director who is not a director at the beginning of such period was approved by a vote of at least a majority of the directors then in office who were directors at the beginning of such period.

For purposes of subsection (f)(ii) above, the term “person” mean and include any individual, corporation, partnership, group, association or other “person”, as such term is used in Section 14(d) of the Securities Exchange Act of 1934, other than the Company, any successor thereof, any other wholly owned Subsidiary or any employee benefit plan(s) sponsored by the Company, Farmers & Merchants Bank of Central California or Subsidiary.

Any other provision of this Section 2(e) notwithstanding, a transaction shall not constitute a Change of Control if its sole purpose is to change the state of the Company’s incorporation or to create a holding company that will be owned in substantially the same proportions by the persons who held the Company’s securities immediately before such transaction, and a Change of Control shall not be deemed to occur if the Company files a registration statement with the United States Securities and Exchange Commission in connection with an initial or secondary public offering of securities or debt of the Company to the public or on account of any transaction or series of transactions principally for bona fide equity financing purposes in which cash is received by the Company or any successor or indebtedness of the Company is cancelled or converted or a combination thereof.

(f)        “Code” means the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder.

(g)       “Committee” means the Personnel Committee as designated by the Board, which is authorized to administer the Plan, as described in Section 3 hereof.

(h)       “Company” means Farmers & Merchants Bancorp, a Delaware registered bank holding company, including any successor thereto.

(i)        “Employee” means any individual who is a common-law employee of the Company, a Parent, a Subsidiary, or an Affiliate.

(j)        “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

(k)       “Fair Market Value” with respect to a Share, means the market price of one Share, determined by the Committee as follows:

(i)	If the Stock was traded over-the-counter on the date in question, then the Fair Market Value shall be equal to the last transaction price quoted for such date by the OTC Bulletin Board or, if not so quoted, shall be equal to the mean between the last reported representative bid and asked prices quoted for such date by the principal automated inter-dealer quotation system on which the Stock is quoted or, if the Stock is not quoted on any such system, by the Pink Quote system;

FARMERS & MERCHANTS BANCORP
2025 RESTRICTED STOCK RETIREMENT PLAN

(ii)	If the Stock was traded on any established stock exchange (such as the New York Stock Exchange, The Nasdaq Global Market or The Nasdaq Global Select Market) or national market system on the date in question, then the Fair Market Value shall be equal to the closing price reported for such date by the applicable exchange or system; or

(iii)	If none of the foregoing provisions is applicable, then the Fair Market Value shall be determined by the Committee in good faith on such basis as it deems appropriate.

In all cases, the determination of Fair Market Value by the Committee shall be conclusive and binding on all persons.

(l)        “Outside Director” means a member of the Board who is not a common-law employee of, or paid consultant to, the Company, a Parent or a Subsidiary.

(m)      “Parent” means any corporation (other than the Company) in an unbroken chain of corporations ending with the Company, if each of the corporations other than the Company owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain. A corporation that attains the status of a Parent on a date after the adoption of the Plan shall be a Parent commencing as of such date.

(n)       “Participant” means a person who holds an Award.

(o)       “Plan” means this Farmers & Merchants Bancorp 2025 Restricted Stock Retirement Plan, as amended from time to time.

(p)       “Purchase Price” means the consideration for which one Share may be acquired under the Plan, as specified by the Committee.

(q)       “Retirement” means the termination of Service of an Employee who at the time of such termination has (i) attained at least sixty-five (65) years of age and (ii) completed at least five (5) years of continuous Service.

(r)        “Restricted Share” means a Share awarded under the Plan.

(s)       “Securities Act” means the Securities Act of 1933, as amended, the rules and regulations promulgated thereunder.

(t)        “Service” means service as an Employee or Outside Director, subject to such further limitations as may be set forth in the Plan or the applicable Award Agreement. Service does not terminate when an Employee goes on a bona fide leave of absence, that was approved by the Company in writing, if the terms of the leave provide for continued Service crediting, or when continued Service crediting is required by applicable law. Service terminates in any event when the approved leave ends, unless such Employee immediately returns to active work. The Company determines which leaves of absence count toward Service, and when Service terminates for all purposes under the Plan.

FARMERS & MERCHANTS BANCORP
2025 RESTRICTED STOCK RETIREMENT PLAN

(u)       “Share” means one Share of Stock, as adjusted in accordance with Section 8 (if applicable).

(v)        “Stock” means the Common Stock of the Company.

(w)       “Subsidiary” means any corporation, if the Company owns and/or one or more other Subsidiaries own not less than fifty percent (50%) of the total combined voting power of all classes of outstanding stock of such corporation. A corporation that attains the status of a Subsidiary on a date after the adoption of the Plan shall be considered a Subsidiary commencing as of such date. The determination of whether an entity is a “Subsidiary” shall be made in accordance with Section 424(f) of the Code.

Section 3.    ADMINISTRATION.

(a)       Committee Composition. The Plan shall be administered by a Committee appointed by the Board, or by the Board acting as the Committee. The Committee shall consist of two or more directors of the Company. In addition, to the extent required by the Board, the composition of the Committee shall satisfy such stock market or stock exchange listing requirements as may be applicable, and as the Securities and Exchange Commission may establish for administrators acting under plans intended to qualify for exemption under Rule 16b-3 (or its successor) under the Exchange Act.

(b)       Committee Appointment. The Board may also appoint one or more separate committees of the Board, each composed of one or more directors of the Company who need not satisfy the requirements of Section 3(a), who may administer the Plan, may grant Awards under the Plan and may determine all terms of such grants, in each case with respect to all Employees and Outside Directors (except such as may be on such committee), provided that such committee or committees may perform these functions only with respect to Employees who are not considered officers or directors of the Company under Section 16 of the Exchange Act. Within the limitations of the preceding sentence, any reference in the Plan to the Committee shall include such committee or committees appointed pursuant to the preceding sentence. To the extent permitted by applicable laws, the Board or Committee may also authorize one or more officers of the Company to designate Employees, other than officers under Section 16 of the Exchange Act, to receive Awards and/or to determine the number of such Awards to be received by such persons; provided, however, that the Board shall specify the total number of Awards that such officers may so award.

(c)       Committee Responsibilities. Subject to the provisions of the Plan, the Committee shall have full authority and discretion to take the following actions:

(i)	To interpret the Plan and to apply its provisions;

FARMERS & MERCHANTS BANCORP
2025 RESTRICTED STOCK RETIREMENT PLAN

(ii)	To adopt, amend, or rescind rules, procedures, and forms relating to the Plan;

(iii)	To authorize any person to execute, on behalf of the Company, any instrument required to carry out the purposes of the Plan;

(iv)	To determine when Awards are to be granted under the Plan;

(v)	To select the Participants to whom Awards are to be granted;

(vi)	To determine the type of Award and number of Shares subject to each Award;

(vii)	To prescribe the terms and conditions of each Award, including (without limitation) the Purchase Price, and the vesting or duration of the Award (including accelerating the vesting of Awards, either at the time of the Award or thereafter, without the consent of the Participant), and to specify the provisions of the agreement relating to such Award;

(viii)	To amend any outstanding Award Agreement, subject to applicable legal restrictions and to the consent of the Participant if the Participant’s rights or obligations would be materially impaired;

(ix)	To prescribe the consideration for the grant of each Award and to determine the sufficiency of such consideration;

(x)	To determine the disposition of each Award or other right under the Plan in the event of a Participant’s divorce or dissolution of marriage;

(xi)	To determine whether Awards under the Plan will be granted in replacement of other grants under an incentive or other compensation plan of an acquired business;

(xii)	To correct any defect, supply any omission, or reconcile any inconsistency in the Plan or any Award Agreement;

(xiii)	To establish or verify the extent of satisfaction of any performance goals or other conditions applicable to the grant, issuance, exercisability, vesting, and/or ability to retain any Award; and

(xiv)	To take any other actions deemed necessary or advisable for the administration of the Plan.

Subject to the requirements of applicable law, the Committee may designate persons other than members of the Committee to carry out its responsibilities and may prescribe such conditions and limitations as it may deem appropriate, except that the Committee may not delegate its authority with regard to the selection for participation of or the granting of Awards under the Plan to persons subject to Section 16 of the Exchange Act. All decisions, interpretations and other actions of the Committee shall be final and binding on all Participants and all persons deriving their rights from a Participant. No member of the Committee shall be liable for any action that he has taken or has failed to take in good faith with respect to the Plan or any Award under the Plan.

FARMERS & MERCHANTS BANCORP
2025 RESTRICTED STOCK RETIREMENT PLAN

Section 4.    ELIGIBILITY.

(a)       General Rule. Only Employees and Outside Directors shall be eligible for the grant of Awards.

Section 5.    STOCK SUBJECT TO PLAN.

(a)       Basic Limitation. Shares offered under the Plan shall be authorized but unissued Shares or treasury Shares. The maximum aggregate number of Shares authorized for issuance as Awards under the Plan shall not exceed 80,000 Shares (the “Share Reserve”). In addition, the Share Reserve will automatically increase on January 1st of each year, for a period of not more than ten years, commencing on January 1, 2026 and ending on (and including) January 1, 2035, in an amount equal to the lesser of (x) two and one-half percent (2.5)% of the total number of shares of Stock outstanding on the last day of the immediately preceding fiscal year and (y) such lesser amount (including zero) that the Committee determines for purposes of the annual increase for that fiscal year. The limitations of this Section 5(a) shall be subject to adjustment pursuant to Section 8. The number of Shares that are subject to Awards outstanding at any time under the Plan shall not exceed the number of Shares which then remain available for issuance under the Plan. The Company shall at all times reserve and keep available sufficient Shares to satisfy the requirements of the Plan.

(b)       Additional Shares. If Restricted Shares issued under the Plan are forfeited by a Participant or are repurchased by the Company, then such Shares shall again become available for Awards under the Plan. Any Shares withheld to satisfy the tax withholding obligation pursuant to any Award shall be added back to the Shares available for Awards under the Plan. Notwithstanding the foregoing provisions of this Section 5(b), Shares that have actually been issued shall not again become available for Awards under the Plan, except for Shares that are forfeited and do not become vested or have been repurchased by the Company (whether vested or unvested).

(c)       Substitution and Assumption of Awards. The Committee may make Awards under the Plan by assumption, substitution, or replacement of awards granted by another entity (including a Parent or Subsidiary), if such assumption, substitution, or replacement is in connection with an asset acquisition, stock acquisition, merger, consolidation, or similar transaction involving the Company (and/or its Parent or Subsidiary) and such other entity (and/or its affiliate). The terms of such assumed, substituted, or replaced Awards shall be as the Committee, in its discretion, determines is appropriate, notwithstanding limitations on Awards in the Plan. Any such substitute or assumed Awards shall not count against the Share limitation set forth in Section 5(a) (nor shall Shares subject to such Awards be added to the Shares available for Awards under the Plan as provided in Section 5(b) above).

FARMERS & MERCHANTS BANCORP
2025 RESTRICTED STOCK RETIREMENT PLAN

(d)       Limit on Grants to Outside Directors. The grant date fair value of all Awards (as determined in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, or any successor thereto) granted under the Plan to any Outside Director as compensation for services as an Outside Director during any twelve (12)-month period may not exceed $450,000, provided that any Award granted to an Outside Director in lieu of a cash retainer and/or meeting fees pursuant to Section 10(b) will be excluded from such limit.

Section 6.    RESTRICTED SHARES.

(a)       Restricted Share Award Agreement. Each grant of Restricted Shares under the Plan shall be evidenced by a Restricted Share Award Agreement between the Participant and the Company. Such Restricted Shares shall be subject to all applicable terms of the Plan and may be subject to any other terms that are not inconsistent with the Plan. The provisions of the various Restricted Share Award Agreements entered into under the Plan need not be identical.

(b)        Payment for Awards. Restricted Shares may be sold or awarded under the Plan for such consideration as the Committee may determine, including (without limitation) cash, cash equivalents, past services, and future services.

(c)       Vesting. Each Award of Restricted Shares may or may not be subject to vesting. Vesting shall occur, in full or in installments, upon satisfaction of the conditions specified in the Restricted Share Award Agreement. A Restricted Share Award Agreement may provide for accelerated vesting in the event of the Participant’s death, Retirement, or other events as determined by the Committee in its discretion. All Restricted Shares shall become fully vested in the event that a Change of Control occurs with respect to the Company.

(d)       Voting and Dividend Rights. A holder of Restricted Shares awarded under the Plan shall have the same voting, dividend, and other rights as the Company’s other stockholders, except that in the case of any unvested Restricted Shares, the holder shall not be entitled to any dividends or other distributions paid or distributed by the Company in respect of outstanding Shares. Notwithstanding the foregoing, at the Committee’s discretion, the holder of unvested Restricted Shares may be credited with such dividends and other distributions, provided that such dividends and other distributions shall be paid or distributed to the holder only if, when and to the extent such unvested Restricted Shares vest. The value of dividends and other distributions payable or distributable with respect to any unvested Restricted Shares that do not vest shall be forfeited. At the Committee’s discretion, the Restricted Share Award Agreement may require that the holder of Restricted Shares invest any cash dividends received in additional Restricted Shares. Such additional Restricted Shares shall be subject to the same conditions as the Award with respect to which the dividend was paid. For the avoidance of doubt, other than with respect to the right to receive dividends and other distributions, the holders of unvested Restricted Shares shall have the same voting rights and other rights as the Company’s other stockholders in respect of such unvested Restricted Shares.

(e)       Restrictions on Transfer of Shares. Restricted Shares shall be subject to such rights of repurchase, rights of first refusal, or other restrictions as the Committee may determine. Such restrictions shall be set forth in the applicable Restricted Share Award Agreement and shall apply in addition to any general restrictions that may apply to all holders of Shares.

FARMERS & MERCHANTS BANCORP
2025 RESTRICTED STOCK RETIREMENT PLAN

Section 7.    PAYMENT FOR SHARES.

(a)       General Rule. The entire Purchase Price of Shares issued under the Plan shall be payable in lawful money of the United States of America at the time when such Shares are purchased, except as provided in Section 7(b) through Section 7(d) below.

(b)      Services Rendered. At the discretion of the Committee, Shares may be awarded under the Plan in consideration of services rendered to the Company or a Subsidiary. If Shares are awarded without the payment of a Purchase Price in cash, the Committee shall make a determination (at the time of the Award) of the value of the services rendered by the Participant and the sufficiency of the consideration to meet the requirements of Section 6(b).

(c)       Promissory Note. To the extent that a Restricted Share Award Agreement so provides, payment may be made all or in part by delivering (on a form prescribed by the Company) a full-recourse promissory note.

(d)       Other Forms of Payment. To the extent that a Restricted Share Award Agreement so provides, payment may be made in any other form that is consistent with applicable laws, regulations, and rules.

(e)       Limitations under Applicable Law. Notwithstanding anything herein or in a Restricted Share Award Agreement to the contrary, payment may not be made in any form that is unlawful, as determined by the Committee in its sole discretion.

Section 8.    ADJUSTMENT OF SHARES.

(a)       Adjustments. In the event of a subdivision of the outstanding Stock, a declaration of a dividend payable in Shares, a declaration of a dividend payable in a form other than Shares in an amount that has a material effect on the price of Shares, a combination or consolidation of the outstanding Stock (by reclassification or otherwise) into a lesser number of Shares, a recapitalization, a spin-off or a similar occurrence, the Committee shall make appropriate and equitable adjustments in:

(i)	The class(es) and number of securities available for future Awards and the limitations set forth under Section 5; and

(ii)	The class(es) and number of securities covered by each outstanding Award.

The Committee will make such adjustments, and its determination will be final, binding and conclusive.

FARMERS & MERCHANTS BANCORP
2025 RESTRICTED STOCK RETIREMENT PLAN

(b)       Merger or Reorganization. In the event that the Company is a party to a merger or other reorganization, outstanding Awards shall be subject to the agreement of merger or reorganization. Such agreement may provide for, without limitation, one or more of the following:

(i)	The continuation of the outstanding Awards by the Company, if the Company is a surviving corporation;

(ii)	The assumption of the outstanding Awards by the surviving corporation or its parent or subsidiary;

(iii)	The substitution by the surviving corporation or its parent or subsidiary of its own awards for the outstanding Awards; and/or

(iv)	Cash or equity settlement of outstanding Awards followed by the cancellation of such Awards upon or immediately prior to the effectiveness of such transaction.

The Company will have no obligation to treat all Awards, all Awards held by a Participant, or all Awards of the same type, similarly.

(c)       Reservation of Rights. Except as provided in this Section 8, any issue by the Company of Shares of stock of any class, or securities convertible into Shares of stock of any class, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number of Shares subject to an Award. The grant of an Award pursuant to the Plan shall not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations, or changes of its capital or business structure, to merge or consolidate or to dissolve, liquidate, sell, or transfer all or any part of its business or assets.

Section 9.    AWARDS UNDER OTHER PLANS.

The Company may grant awards under other plans or programs. Such awards may be settled in the form of Shares issued under the Plan.

Section 10.    PAYMENT OF DIRECTOR’S FEES IN SECURITIES.

(a)       Effective Date. No provision of this Section 10 shall be effective unless and until the Board has determined to implement such provision.

(b)       Elections to Receive Restricted Shares. An Outside Director may elect to receive his or her annual retainer payments and/or meeting fees from the Company in the form of cash, Restricted Shares, or a combination thereof, as determined by the Board. Alternatively, the Board may mandate payment in any of such alternative forms. Such Restricted Shares shall be issued under the Plan. An election under this Section 10 shall be filed with the Company on the prescribed form.

(c)       Number and Terms of Restricted Shares. The number of Restricted Shares to be granted to Outside Directors in lieu of annual retainers and meeting fees that would otherwise be paid in cash shall be calculated in a manner determined by the Board. The terms of such Restricted Shares shall also be determined by the Board.

FARMERS & MERCHANTS BANCORP
2025 RESTRICTED STOCK RETIREMENT PLAN

Section 11.    LEGAL AND REGULATORY REQUIREMENTS.

Shares shall not be issued under the Plan unless the issuance and delivery of such Shares complies with (or is exempt from) all applicable requirements of law, including (without limitation) the Securities Act, state securities laws and regulations and the regulations of any stock exchange on which the Company’s securities may then be listed, and the Company has obtained the approval or favorable ruling from any governmental agency which the Company determines is necessary or advisable. The Company shall not be liable to a Participant or other persons as to: (a) the non-issuance or sale of Shares as to which the Company has not obtained from any regulatory body having jurisdiction the authority deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares under the Plan; and (b) any tax consequences expected, but not realized, by any Participant or other person due to the receipt or settlement of any Award granted under the Plan.

Section 12.    TAXES.

(a)       Withholding Taxes. To the extent required by applicable federal, state, local, or foreign law, a Participant or his or her successor shall make arrangements satisfactory to the Company for the satisfaction of any withholding tax obligations that arise in connection with the Plan. The Company shall not be required to issue any Shares or make any cash payment under the Plan until such obligations are satisfied.

(b)       Share Withholding. The Committee may permit a Participant to satisfy all or part of his or her withholding or income tax obligations by having the Company withhold all or a portion of any Shares that otherwise would be issued to him or her or by surrendering all or a portion of any Shares that he or she previously acquired. Such Shares shall be valued at their Fair Market Value on the date when taxes otherwise would be withheld in cash. In no event may a Participant have Shares withheld that would otherwise be issued to him or her in excess of the number necessary to satisfy the maximum legally required tax withholding, as determined by the Company in its discretion.

SECTION 13.    TRANSFERABILITY.

Unless the agreement evidencing an Award (or an amendment thereto authorized by the Committee) expressly provides otherwise, no Award granted under the Plan, nor any interest in such Award, may be sold, assigned, conveyed, gifted, pledged, hypothecated, or otherwise transferred in any manner (prior to the vesting and lapse of any and all restrictions applicable to Shares issued under such Award), other than by will or the laws of descent and distribution. Any purported assignment, transfer, or encumbrance in violation of this Section 13 shall be void and unenforceable against the Company.

SECTION 14.    PERFORMANCE BASED AWARDS.

The number of Shares or other benefits granted, issued, retained, and/or vested under an Award may be made subject to the attainment of performance goals. The Committee may utilize any performance criteria selected by it in its sole discretion to establish performance goals.

FARMERS & MERCHANTS BANCORP
2025 RESTRICTED STOCK RETIREMENT PLAN

Section 15.    NO EMPLOYMENT RIGHTS.

No provision of the Plan, nor any Award granted under the Plan, shall be construed to give any person any right to become, to be treated as, or to remain an Employee. The Company and its Subsidiaries reserve the right to terminate any person’s Service at any time and for any reason, with or without notice.

Section 16.    DURATION AND AMENDMENTS.

(a)       Term of the Plan. The Plan, as set forth herein, shall come into existence on the date of its adoption by the Board; provided, however, that no Award may be granted hereunder prior to the Effective Date. The Board may suspend or terminate the Plan at any time.

(b)       Right to Amend the Plan. The Board may amend the Plan at any time and from time to time. Rights and obligations under any Award granted before amendment of the Plan shall not be materially impaired by such amendment, except with consent of the Participant. An amendment of the Plan shall be subject to the approval of the Company’s stockholders only to the extent required by applicable laws, regulations or rules.

(c)       Effect of Termination. No Awards shall be granted under the Plan after the termination thereof. The termination of the Plan shall not affect Awards previously granted under the Plan.

Section 17.    GOVERNING LAW.

The Plan and each Award Agreement shall be governed by the laws of the State of Delaware, without application of the conflicts of law principles thereof.

Section 18.    SUCCESSORS AND ASSIGNS.

The terms of the Plan shall be binding upon and inure to the benefit of the Company and any successor entity, including any successor entity contemplated by Section 8(b).

Section 19.    EXECUTION.

To record the adoption of the Plan by the Board, the Company has caused its authorized officer to execute the same.

Farmers & Merchants Bancorp

By:
Name:	Bart R. Olson
Title:	Corporate Secretary

Date:

FARMERS & MERCHANTS BANCORP
2025 RESTRICTED STOCK RETIREMENT PLAN

By:
Name:	Edward Corum, Jr.
Title:	Chairman of the Personnel Committee

Date:

FARMERS & MERCHANTS BANCORP
2025 RESTRICTED STOCK RETIREMENT PLAN

F&M

FARMERS & MERCHANTS BANCORP
111 W. Pine Street • Lodi, California 95240

C123456789

000000000.000000 ext 000000000.000000 ext
000000000.000000 ext 000000000.000000 ext
000000000.000000 ext 000000000.000000 ext

ENDORSEMENT_LINE______________ SACKPACK_____________

000001

MR A SAMPLE
DESIGNATION (IF ANY)
ADD 1
ADD 2
ADD 3
ADD 4
ADD 5
ADD 6

Your vote matters – here's how to vote!

You may vote online or by phone instead of mailing this card.

Online
Go to **www.envisionreports.com/FMCB** or scan the QR code — login details are located in the shaded bar below.

Phone
Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada

Save paper, time and money! Sign up for electronic delivery at www.envisionreports.com/FMCB

Using a **black ink** pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas. X

Special Meeting Proxy Card

1234 5678 9012 345

▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

+

A The Board of Directors recommends a vote FOR Proposal 1 and Proposal 2.

B Authorized Signatures — This section must be completed for your vote to count. Please date and sign below.

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) – Please print date below.	Signature 1 – Please keep signature within the box.	Signature 2 – Please keep signature within the box.
/ /		

C 1234567890 JNT

1 U P X 6 2 8 4 4 0

MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND

+

04IY0G

The 2024 Special Meeting of Stockholders of Farmers & Merchants Bancorp will be held on Monday, November 25, 2024, 4:00 P.M. PT, virtually via the Internet at https://meetnow.global/MZYYJ5R.

To access the virtual meeting, you must have the information that is printed in the shaded bar located on the reverse side of this form.

Important notice regarding the internet availability of proxy materials for the Special Meeting of Stockholders.

The Proxy Statement is available at: www.envisionreports.com/FMCB

Small steps make an impact.

Help the environment by consenting to receive electronic delivery, sign up at www.envisionreports.com/FMCB

▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

REVOCABLE PROXY — FARMERS & MERCHANTS BANCORP

SPECIAL MEETING OF STOCKHOLDERS

November 25, 2024

The signer hereby appoint(s) Edward Corum, Jr., Kevin Sanguinetti and Kent A. Steinwert, and any of them, each with full power of substitution as Proxy of the signer, to attend the Special Meeting of Stockholders of Farmers & Merchants Bancorp to be held virtually at 4:00 p.m. PT, on November 25, 2024 and any adjournment or postponement thereof, and to vote the number of shares the signer would be entitled to vote if personally present as indicated hereon:

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED BY THE STOCKHOLDER. IF NO DIRECTION IS MADE THIS PROXY WILL BE VOTED "FOR" ITEM 1 AND ITEM 2.

PLEASE COMPLETE, DATE, SIGN, AND MAIL THIS PROXY CARD IN THE ENCLOSED POSTAGE-PAID ENVELOPE

C **Non-Voting Items**

Change of Address – Please print new address below.	**Comments** – Please print your comments below.